SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant    ☒
Filed by a party other than the Registrant    ☐
Check the appropriate box:

☐           Preliminary Proxy Statement
☐           Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒           Definitive Proxy Statement
☐           Definitive additional materials
☐           Soliciting material under Rule 14a-12

Energy Recovery, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Energy Recovery, Inc.

Notice of Annual Meeting of Stockholders
To Be Held June 5, 2012

Dear Stockholders,

The 2012 Annual Meeting of Stockholders of Energy Recovery, Inc., a Delaware corporation (the “Company” or “ERI”) will be held on Tuesday, June 5, 2012, at 10:00 a.m. Pacific Daylight Time.  The Annual Meeting will take place at the Company’s headquarters, located at 1717 Doolittle Drive, San Leandro, CA 94577.

Only stockholders who owned stock at the close of business on April 9, 2012, can attend and vote at the meeting or any postponement or adjournment of the meeting.  The purpose of the meeting is:

·
the election of Mr. Paul Cook, Dr. Marie-Elisabeth Paté-Cornell, and Mr. Fred Olav Johannessen as Class I directors to serve until our 2015 annual meeting (or until their successors are elected and qualified),

·	the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2012,

·	an advisory vote on executive compensation,

·	approval of the Amended and Restated 2008 Equity Incentive Plan and re-approval of the material terms related to performance-based compensation, and

·	other business that may properly come before the meeting and any adjournment or postponement.

These items of business are more fully described in the attached Proxy Statement, which is part of this Notice.

At the meeting, we will also report on our 2011 business results and other matters of potential interest to our shareholders.

By Order of the Board of Directors,

Thomas S. Rooney, Jr.
President and Chief Executive Officer

San Leandro, California
April 27, 2012

Whether or not you expect to attend the annual meeting of stockholders in person, you are urged to vote as promptly as possible to ensure your representation and the presence of a quorum at the annual meeting.

Stockholders of record can vote their shares by using the internet or the telephone.  Instructions for using these convenient services are set forth on the enclosed proxy card.  Stockholders may also vote their shares by marking, signing, dating, and returning the proxy card in the enclosed postage-prepaid envelope.

If you send in your proxy card and then decide to attend the annual meeting to vote your shares in person, you may still do so.  Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

TABLE OF CONTENTS
Page
PROXY STATEMENT	1
Why am I receiving these materials?	1
How do I vote?	1
How many votes do I have?	2
Can I change my vote after submitting my proxy?	2
What if I return a proxy card but do not make specific choices?	2
Who pays for the expenses related the preparation and mailing of the Proxy Statement?	2
Who can vote at the Annual Meeting?	2
Will there be any other items of business on the agenda?	2
How many votes are required for the approval of each item?	3
What is the quorum requirement?	3
What is a record holder?	3
What is a beneficial owner?	3
How are votes counted?	4
Who counts or tabulates the votes?	4
How do I access the proxy material and annual report via the Internet?	4
PROPOSAL NO. 1 — ELECTION OF DIRECTORS	5
PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	7
Principal Accountant Fees and Services	7
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm	7
PROPOSAL NO. 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION	8
PROPOSAL NO. 4 — APPROVAL OF THE AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN AND RE-APPPROVAL OF MATERIAL TERMS RELATED TO PERFORMANCE-BASED COMPENSATION	9
BOARD AND CORPORATE GOVERNANCE MATTERS	17
Board of Directors	17
Director Independence	17
Relationships Among Directors or Executive Officers	17
Committees and Meetings of the Board of Directors	17
The Audit Committee	18
The Compensation Committee	18
The Nominating and Corporate Governance Committee	19
Board Leadership Structure and Role in Risk Management	20
Compensation Committee Interlocks and Insider Participation	20
Communication between Stockholders and Directors	20
Director Compensation	21
Director Compensation for Year Ended December 31, 2011	21
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	23
EXECUTIVE COMPENSATION	26
Compensation Discussion and Analysis	26
Results on Our 2011 Say on Pay Vote	26
Executive Summary	26
Executive Compensation Decision-Making	28
Employment Terms Negotiated in 2011 for our CEO and CFO	30
Base Salaries for Other Named Executive Officers	31
Annual Cash Incentive Compensation	32

i

2011 Cash Incentive Plan	33
2012 Cash Incentive Plan	35
Equity-Based Incentive	36
Benefits	36
Severance and Termination Compensation	37
Change in Control Severance Plan	38
Tax Deductibility	38
Compensation Committee Report	39
Summary Compensation Table	39
Grants of Plan-Based Awards in 2011	42
Employment Arrangements with Named Executive Officers	43
Outstanding Equity Awards As of December 31, 2011	46
Option Exercises and Stock Vested in 2011	49
Potential Payments Upon Termination or Change in Control	49
Key Defined Terms of the Change in Control Plan	51
Benefits under the Change in Control Plan	52
Additional Benefits Due to Mr. Sanchez-Blanco Under His Employment Agreement	53
EQUITY COMPENSATION PLANS	54
REPORT OF THE AUDIT COMMITTEE	54
DIRECTORS AND MANAGEMENT	55
RELATED PERSON POLICIES AND TRANSACTIONS	59
CODE OF BUSINESS CONDUCT AND ETHICS	59
STOCKHOLDER PROPOSALS	59
OTHER MATTERS	60
Section 16(a) Beneficial Ownership Reporting Compliance	60
Other Matters	60
Form 10-K ANNUAL REPORT	60
APPENDIX A — ENERGY RECOVERY, INC. AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN (As Adopted April 23, 2012)

ii

ENERGY RECOVERY, INC.
1717 Doolittle Drive
San Leandro, California 94577

PROXY STATEMENT

Why am I receiving these materials?

We are inviting you to attend an Annual Meeting of the stockholders of Energy Recovery, Inc. and vote on:

·
the election of Mr. Paul Cook, Dr. Marie-Elisabeth Paté-Cornell, and Mr. Fred Olav Johannessen as Class I directors to serve until our 2015 annual meeting (or until their successors are elected and qualified),

·	the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2012,

·	an advisory vote on executive compensation,

·	approval of the Amended and Restated 2008 Equity Incentive Plan and re-approval of the material terms related to performance-based compensation, and

·	other business that may properly come before the meeting and any adjournment or postponement.

This year’s Annual Meeting will take place on Tuesday, June 5, 2012, at 10:00 a.m. local time.  The meeting will be held at the Company’s main office at 1717 Doolittle Drive, San Leandro, California, U.S.A.

This Proxy Statement, the accompanying proxy, and our Form 10-K for the fiscal year ended December 31, 2011 (the “2011 Annual Report”) were first sent by mail to stockholders on or about April 27, 2012.

How do I vote?

If you are a record holder of our common shares, you can vote either in person at the Annual Meeting or by proxy whether or not you attend the Annual Meeting.  If you plan to vote in person, you must bring the enclosed proxy card and proof of identification to the meeting.

To vote by proxy, you must either:

·	fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope,

·	vote by telephone (instructions for this are on the proxy card), or

·	vote by Internet (instructions for this are on the proxy card).

To ensure that your vote is counted, please submit your vote by June 4, 2012.

If your shares are held for you in an account with a broker or other nominee, you will receive voting instructions from your nominee rather than a proxy card.  To vote, please follow the voting instructions sent by your broker or other nominee.  If you return your voting instructions timely, your broker or other nominee will then include your vote in the appropriate proxy card held by the record holder.  If your shares are held in the name of a broker or other nominee, you cannot vote in person at the Annual Meeting unless you first obtain a legal proxy from your nominee and present it at the Annual Meeting.

How many votes do I have?

On each matter to be voted upon, you have one (1) vote for each share of common stock you own as of April 9, 2012 (the “Record Date”).

Can I change my vote after submitting my proxy?

If you are the record holder of your shares, you can withdraw or revoke your proxy at any time before the final vote at our Annual Meeting by:

·	delivering to the Company (to the attention of Alexander J. Buehler, the Company’s Secretary) a written notice of revocation or a duly executed proxy bearing a later date,

·	submitting a new proxy via the Internet or telephone in accordance with the instructions on your original form of proxy, or

·
attending the Annual Meeting and voting in person, in which case you must specifically revoke any previously returned proxy before you vote in person.  Attending the Annual Meeting in person will not by itself revoke any prior proxy.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” our three director nominees and “FOR” the other proposals made in this Proxy Statement.  If any other matter is properly presented at the meeting, the Company representative authorized to vote on your behalf as your proxy will vote your shares using his or her best judgment.

Who pays for the expenses related to the preparation and mailing of the Proxy Statement?

The Company will bear the costs of soliciting proxies, including the costs for the preparation, assembly, printing, and mailing of the Proxy Statement and related proxy materials.  In addition, the Company will reimburse brokerage firms and other nominees representing beneficial owners of shares for their expenses in forwarding solicitation materials to beneficial owners of those shares.  Proxies may be solicited by certain of the Company’s directors, officers, and regular employees, without additional compensation, either personally, by telephone, facsimile, or telegram.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 9, 2012, the Record Date, will be entitled to notice of, and to vote at, our Annual Meeting.  On the Record Date, the Company had 52,091,396 shares of common stock outstanding.

Will there be any other items of business on the agenda?

We do not know of any business to be considered at the meeting other than the proposals described in this Proxy Statement.  However, the proxy holders (who are management representatives named in the proxy card) may vote using their discretion with respect to any other matters properly presented for a vote at the meeting.

How many votes are required for the approval of each item?

·	For the election of three directors in Proposal No. 1, the candidates who receive the greatest number of votes cast at the Annual Meeting will be elected, provided a quorum is present; and

·
The affirmative vote of a majority of the shares of the Company’s common stock present and entitled to vote is required to approve Proposal No. 2, ratification of the appointment of our independent registered public accounting firm, to approve on an advisory basis Proposal No. 3, the advisory vote on executive compensation, and to approve Proposal No. 4, approval of the Amended and Restated 2008 Equity Incentive Plan and re-approval of material terms related to performance-based compensation, provided a quorum is present.

What is the quorum requirement?

A “quorum” of stockholders must be present for us to hold a valid meeting of stockholders.  Stockholders representing a majority (more than 50%) of the voting power of our outstanding common stock as of the Record Date, present in person or represented by proxy, constitute a quorum for the transaction of business at the Annual Meeting.

Your shares will be counted towards the quorum only if you submit a valid proxy or if you vote in person at the meeting.  Shareholders who submit signed and dated proxies without specifying their votes and broker “non-votes” described below will be counted towards the quorum requirement.  If there is no quorum, the chairperson of the meeting or a majority of the votes present at the meeting may adjourn the meeting to another date.

What is a record holder?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered a “record holder” of those shares.  In this case, you will receive a form of proxy card for record holders along with the other proxy materials.

What is a beneficial owner?

If your shares are held in a stock brokerage account or by a bank or other nominee, those shares are registered with American Stock Transfer & Trust Company in the “street name” of the brokerage account, bank, or other nominee, and you are considered the “beneficial owner” of those shares.  If you are a beneficial owner, your broker or other nominee will send you a form of voting instructions (rather than a proxy card) along with the other proxy materials.

As a beneficial owner, you have the right to direct your broker, bank, or other entity on how to vote your shares by using the voting instruction form included in the mailing or by following the instructions on the voting instruction card for voting via the Internet or telephone.

If there are multiple beneficial owners in the same household, your broker or other nominee may send only one copy of the proxy materials to your household.  If you would like a separate copy of either document, please contact Zeny Cembrano at (510)746-2594 or at 1717 Doolittle Drive, San Leandro, California 94577.

If you are receiving multiple copies of these materials and would like to receive a single copy in the future, please contact your broker, bank, or other nominee, or the Company’s investor relations department to request a single copy only in the future.

How are votes counted?

All shares of common stock represented by valid proxies will be voted in accordance with their instructions.  In the absence of instructions, proxies will be voted “FOR” Proposals 1, 2, 3, and 4.

Brokers, banks, and other nominees may submit a proxy card for shares of common stock that they hold for a beneficial owner, but decline to vote on certain items because they have not received instructions from the beneficial owner.  These are called “Broker Non-Votes” and are not included in the tabulation of the voting results for the election of directors or for purposes of determining the number of votes cast with respect to a particular proposal.  Consequently, Broker Non-Votes do not have an effect on the vote.

Brokers have the discretion to vote such shares for which they have not received voting instructions from the beneficial owners on routine matters, but not on non-routine matters.  The routine matter up for vote this year is the ratification of the independent registered public accounting firm (Proposal No. 2).

A broker is prohibited from voting on a non-routine matter unless the broker receives specific voting instructions from the beneficial owner of the shares.  The election of directors (Proposal No. 1), the advisory vote on executive compensation (Proposal No. 3), and the vote on our equity compensation plan (Proposal No. 4) are non-routine matters, and your broker cannot vote your shares on these proposals unless you have timely returned applicable voting instructions to your broker.

Abstentions have no effect on the outcome of voting for Proposal No. 1, election of directors.  Abstentions are treated as shares present or represented and voting regarding Proposals No. 2, 3, and 4, so abstentions have the same effect as negative votes on those proposals.

Who counts or tabulates the votes?

The votes of stockholders attending the Annual Meeting and voting in person will be counted or tabulated by an independent inspector of election.  For our meeting, a representative of Georgeson Inc. will tabulate votes cast by proxy.

How do I access the proxy material and annual report via the Internet?

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 5, 2012.

This proxy statement and the 2011 Annual Report are available electronically at http://www.edocumentview.com/ERII

We are mailing physical copies of our proxy statement, proxy, and 2011 Annual Report to our stockholders.  However, you may also access these materials at the website noted above.

If you have previously chosen to receive the Proxy Statement and the 2011 Annual Report over the Internet, you will be receiving an e-mail on or about April 26, 2012, with information on how to access stockholder information and instructions for voting over the Internet.  Stockholders of record may vote via the Internet until 11:59 p.m. Eastern Daylight Time, June 4, 2012.

If a stockholder’s shares are registered in the name of a brokerage firm and the stockholder has not elected to receive the Proxy Statement and Annual Report over the Internet, the stockholder may still be eligible to vote shares electronically over the Internet.  Many brokerage firms participate in programs that provide eligible stockholders who receive a paper copy of the Proxy Statement and Annual Report the opportunity to vote via the Internet.  If a stockholder’s brokerage firm participates in a program, a form from the broker will provide voting instructions.

Stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies.  Stockholders of record wishing to receive future stockholder materials electronically can elect this option by following the instructions provided when voting over the Internet at http://proxy.georgeson.com.

Upon electing to view future proxy statements and annual reports over the Internet, stockholders will receive an e-mail notification next year with instructions containing the Internet address of those materials.  The choice to view future proxy statements and annual reports over the Internet will remain in effect until the stockholder contacts their broker or the Company to rescind the instructions.  Internet access does not have to be elected each year.

Stockholders who elected to receive this Proxy Statement electronically over the Internet and who would now like to receive a paper copy of this Proxy Statement so that they may submit a paper proxy in lieu of an electronic proxy should contact either their broker or the Company.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

As set by the Board of Directors under the Bylaws of the Company, the authorized number of directors of the Company will be eight as of the date of the 2012 Annual Meeting.

The Nominating and Corporate Governance Committee of the Board of Directors has recommended, and the Board of Directors has nominated, the three nominees listed below for election as Class I directors at the Annual Meeting.  If elected, each newly elected director will serve until the 2015 annual meeting of stockholders and until each director’s successor is duly elected and qualified, or until the director’s earlier removal or resignation.

Each of the nominees is currently a director of the Company, and each of the nominees named below has consented, if elected as a director of the Company, to serve until his/her term expires.

In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy.  In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible.  In such event, the specific nominees to be voted for will be determined by the proxy holders.  The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a director, if elected.  Each of the three nominees for director who receives the greatest number of votes will be elected.

Set forth below are the names, ages, and certain biographical information relating to the Class I director nominees as of April 9, 2012.

Name of Nominee	Age	Position with Company	Director Since
Paul Cook (1)	87	Director	2008
Marie-Elisabeth Paté-Cornell (1)	63	Director	2009
Fred Olav Johannessen (1) (2)	58	Director	1995

(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.

Paul M. Cook has served as a member of the Board of Directors since July 2008.  Mr. Cook is the founder of Raychem Corporation, a pioneer in material science based on radiation chemistry.  Mr. Cook served as its chief executive officer and chairman of the board for 33 years and oversaw Raychem’s growth through innovation and market creation into a $1.6 billion global enterprise.  Mr. Cook is the chairman of Global Translation, Inc., a private company that provides automated translation services for television stations and networks, a position he has held since December 2006.  Mr. Cook is a member of the National Academy of Engineering and the American Academy of Science.  He is a member of the Bay Area Business Hall of Fame and received the National Medal of Technology in 1988.  Mr. Cook holds a B.S. in Engineering from Massachusetts Institute of Technology.  The Board selected Mr. Cook as a member after its initial public offering because of his successful tenure as founder and chief executive officer of a high-growth technology company, his expertise in material science and markets, and his strategic and organizational business acumen.

Marie-Elisabeth Paté-Cornell has served as a director of the Company since February 2009.  Dr. Paté-Cornell is a professor at Stanford University in the Department of Management Science and Engineering.  She served as this department’s chair from January 2000 until 2011.  She was a professor at Stanford’s Department of Industrial Engineering and Engineering Management from September 1991 to December 1999 and became chair of that department in September 1997, a position she held until December 1999.  She has been a member of the Board of Trustees of Aerospace Corporation since 2004 and of InQtel since 2006.  She was elected as a member of the board of Draper Laboratory at Massachusetts Institute of Technology in 2009.  Dr. Paté-Cornell is also a member of the National Academy of Engineering.  She received a B.S. in Mathematics and Physics from the University of Marseilles in France, a M.S. and Engineering Degree from the Institute Polytechnique in Grenoble, France, a M.S. in Operations Research from Stanford University, and a Ph.D. in Engineering-Economic Systems from Stanford University.  The Board selected Dr. Paté-Cornell as a member because of her leadership role at a major U.S. university, her academic background in management science and engineering, her work in public policy, and her specialized knowledge of risk analysis and management.

Fred Olav Johannessen has served as a member of the Board of Directors since August 1995.  Mr. Johannessen is the founder and owner of Nordiska Literary Agency, a Danish company that licenses theater productions and musicals in Scandinavia.  Mr. Johannessen has served on the Board of Directors of Thalia Teater AS, a private theater production company in Norway, since June 1985.  He has also been a member of the Board of Directors of Folin, a private European company that invests in literary agencies, since March 1999.  He joined the Board of Directors of SynchroNet Logistics Inc., a maritime technology service provider, in 2010.  Prior to his work in theater, Mr. Johannessen worked as a securities analyst and owned and managed several radio stations in Scandinavia.  Mr. Johannessen earned his M.S. in Finance from Colorado State University.  The Board selected Mr. Johannessen as a member because of his early investment in the Company, his prior experience as a securities analyst, his financial know-how, and his entrepreneurship.

THE BOARD RECOMMENDS A VOTE FOR
THE ELECTION OF THE NOMINEES NAMED ABOVE

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

BDO USA, LLP has been appointed by the Audit Committee to continue as the Company’s independent registered public accounting firm for the year ending December 31, 2012.  Although the Company is not required to seek stockholder approval of its selection of independent registered public accounting firm, the Board believes that the practice constitutes sound corporate governance.  If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will reconsider its selection of its independent registered public accounting firm.

A representative of BDO USA, LLP is expected to be present at the Annual Meeting.  The representative will have an opportunity to make a statement and to respond to appropriate questions.

Principal Accountant Fees and Services

The following table summarizes total fees that BDO USA, LLP, our independent registered public accounting firm, billed to us for its work in connection with fiscal years ended December 31, 2011 and 2010.

	2011	2010
Audit Fees (1)	$431,305	$454,847
Audit-Related Fees	—	—
Tax Fees (2)	7,500	3,360
All Other Fees		—
Total	$438,805	$458,207

(1)
Audit fees represent fees for professional services related to the performance of the audit of our annual financial statements, review of our quarterly financial statements, and consents on SEC filings.

(2)	Tax fees include professional services related to the preparation of tax returns and for related compliance and consulting services.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves audit, audit-related, tax, and non-audit services provided by our independent registered public accounting firm, BDO USA, LLP and will not approve services that are impermissible under applicable laws and regulations.  The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision of that member to pre-approve specific services must be reported to the full Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION
OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
THE YEAR ENDING DECEMBER 31, 2012.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis beginning on page 26 of this proxy statement describes the Company’s executive compensation program and the decisions made by the Compensation Committee for our fiscal year ended December 31, 2011 with respect to the executive officers named in the Summary Compensation Table on page 39.  The Board of Directors is asking our stockholders to cast a non-binding advisory vote on the following resolution:

“RESOLVED, that the stockholders of Energy Recovery, Inc. approve the compensation of the executive officers named in the Summary Compensation Table for 2011, as disclosed in the Company’s proxy statement for the 2012 Annual Meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables, and the related footnotes and narrative accompanying the tables).”

We believe that the compensation of our executive officers and directors in 2011 facilitated the necessary transition of our senior management team and provided appropriate incentive for key employees to drive product innovation, market diversification, cost reduction, and sales activity to position the Company for the future.  For 2011, financial results were reflective of a severe downturn in the desalination market, with revenue and profitability negatively affected by macroeconomic and geopolitical events around the world.

Importantly, we have entered 2012 with significant new sales orders related to mega-project activity around the world, a new management team, a reduced cost structure, a fully integrated manufacturing capability, an enhanced portfolio of quiet products and intellectual property, and a strategic plan to diversify into new markets.

Significant compensation decisions in 2011 included the following:

·	We evaluated and revised director compensation as of July 1 to establish an appropriate composition of fees and equity-based compensation;

·
The base salary of our new president and chief executive officer, Thomas S. Rooney, Jr., was established through negotiations and with consideration of a number of factors including Mr. Rooney’s past experience as a chief executive officer of a U.S. publicly-traded company;

·
The base salary of our new chief financial officer, Alexander J. Buehler, was established through negotiations and taking into consideration Mr. Buehler’s existing compensation package and his expatriate status in a foreign country;

·	With the new chief executive officer on board, we transitioned our former Executive Chairman, Hans Peter Michelet, to a director and chairman role;

·	Excluding new hires, base salaries for our other named executive officers generally remained the same as compared to 2010, which reflected our current market reality and level of profitability;

·	Excluding new hire grants meant to attract key members of the management team along with the aforementioned director grants, no equity awards were granted to existing employees in 2011; and

·
With input from the new chief executive officer, the Compensation Committee and the Board of Directors made a decision to partially fund the bonus pool for new and existing executives because certain objectives were met in 2011 that supported the Company’s strategic plan, discussed in more detail under “Compensation, Discussion and Analysis” below in this proxy statement.

We believe that the compensation decisions enumerated above allowed the Company to attract and retain key employees, create and initiate execution of a strategic plan, and reward executive officers for their respective contributions.  For these reasons, the Board of Directors is asking our stockholders to vote “FOR” this proposal.  Although your vote on this proposal is advisory and non-binding, the Compensation Committee values the views of our stockholders and will take into account the outcome of the vote when considering future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
PROPOSAL NO. 3.

PROPOSAL NO. 4

APPROVAL OF THE AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN AND
RE-APPROVAL OF MATERIAL TERMS RELATED TO PERFORMANCE-BASED
COMPENSATION

The Board of Directors is requesting that our stockholders vote in favor of approving the Energy Recovery, Inc. Amended and Restated 2008 Equity Incentive Plan (the “Plan”) to allow the Company to retain the ability to grant “performance-based” awards under the Plan that would be fully deductible for federal income tax purposes.  In addition, if approved by our stockholders, the Plan, which was approved by our Board of Directors on April 23, 2012, will amend and restate the Energy Recovery, Inc. 2008 Equity Incentive Plan (the “Initial Plan”) in its entirety, effective as of the date of stockholder approval, generally to implement technical amendments to comply with current law and to improve the Company’s corporate governance practices.

Status of the Plan

The Initial Plan was originally adopted by our Board of Directors in March 2008 and was approved by our stockholders immediately prior to the effectiveness of the initial public offering of our common stock.  The Plan currently authorizes the Company to issue up 10,000,000 shares of common stock to its employees, outside directors, and consultants, of which 3,989,484 shares remain available as of March 31, 2012 for the grant of new awards.  The stockholders are not being requested to approve any increase to the number of shares of common stock currently reserved for issuance under the Plan.

Code Section 162(m) Stockholder Approval

To preserve our ability to deduct in full for federal income tax purposes compensation that certain of our executive officers may recognize in connection with performance-based awards that may be granted in the future under the Plan, the stockholders are being asked to approve certain material terms of the Plan related to such awards.  Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer or to any of the three other most highly compensated officers of a publicly-held company other than the chief financial officer.  Code Section 162(m), which applies to public companies, provides an exemption from this limit for “qualified performance-based compensation” payable under a plan satisfying certain requirements that has been approved by the public company’s stockholders.

For companies that become publicly traded in connection with an initial public offering, such as our company, stockholder approval is required to be obtained upon the expiration of a limited transition period following a company’s initial public offering in order to preserve the ability to fully deduct certain performance-based awards.  The Company is seeking stockholder approval of the Plan because the transition period under Code Section 162(m) for our company will expire on the date of this year’s annual stockholder meeting.  The Company’s stockholders are being requested to approve, among other provisions:

·	the eligibility requirements for participation in the Plan;

·	the performance criteria upon which performance awards may be based; and

·	the maximum numbers of shares for which stock options, stock appreciation rights (SARs), and stock units based on attainment of performance goals may be granted to an employee in any fiscal year.

Material Changes to the Initial Plan

The Plan was also amended to implement changes intended to improve our corporate governance practices, among other amendments.  The following items highlight the material changes to the Initial Plan.

·
The Plan eliminates the “evergreen” share replenishment provision of the share reserve under the Initial Plan, which provided for an automatic annual increase to the number of shares available for issuance under the Plan by the lowest of (a) 5% of the total number of shares then outstanding, (b) 2,500,000 shares, or (c) a number of shares determined by the Board of Directors.  The stockholders are not being requested to approve an increase to the number of shares reserved for issuance under the Plan.

·
The Plan prohibits, without stockholder approval, re-pricing of options and SARs and exchanging of any underwater option or SAR for the grant of a new option or stock appreciation right with a lower exercise price, a cash payment, or another award under the Plan.

·
The Plan prohibits the return to the share reserve under the Plan for future issuance under the Plan (i) shares covered by an award that are surrendered in payment of the award exercise price or tax withholding obligations incident to the exercise of the award, (ii) shares that are not issued or delivered as a result of net settlement of an outstanding option or SAR, and (iii) shares that are repurchased on the open market with the proceeds of the exercise of an option.

·	The Plan limits the term of stock options and SARs to ten years.

·	The Plan’s term is indefinite, subject to termination by the Board of Directors.

Material Terms of the Plan

The Plan is intended to promote our long-term success and the creation of stockholder value by encouraging employees, directors, and consultants to focus on critical long-range objectives; encouraging the attraction and retention of employees, directors, and consultants with exceptional qualifications; and linking employees, directors, and consultants directly to stockholder interests through increased stock ownership.

The Board of Directors believes that the Plan is in the best interest of the stockholders and of the Company.  The following summary of certain major features of the Plan is qualified in its entirety by reference to the actual text of the Plan, which is attached to this proxy statement as Appendix A.

Key Terms of the Plan at a Glance

Plan Term:	The Plan will become effective on the date that the stockholders approve the Plan and continue in effect until the date that the Board of Directors terminates the Plan.
Eligible Participants:
Employees and consultants of the Company, our subsidiaries, and affiliates and non-employee directors generally are eligible to receive each type of award offered under the Plan, except as set forth below with respect to incentive stock options (“ISOs”) within the meaning of Section 422 of the Code.

Only common-law employees of the Company, a parent, or a subsidiary are eligible to receive ISOs under the Plan.

Shares Available for Awards:
10,000,000 shares over the term of the plan, subject to adjustment in the event of certain capitalization events of the Company.

3,989,484 shares remain available as of March 31, 2012 for grant of new awards.

Award Types	(1) Stock options (2) SARs (3) Restricted shares (4) Stock units
Award Terms:	Options and SARs will have a term of no longer than ten years.
ISO Limits:	No more than the maximum number of shares reserved for issuance may be granted as ISOs under the Plan.

162(m) Share Limits:	Code Section 162(m) requires, among other things, that the maximum number of shares awarded to an individual must be approved by the stockholders in order for the awards granted under the Plan to be eligible for treatment as performance-based compensation that will not be subject to the $1 million limitation on tax deductibility for compensation paid to certain specified executive officers.

Accordingly, the Plan limits awards granted to an individual employee in any calendar year to awards that in the aggregate cover no more than 500,000 shares of common stock, except that a newly hired employee is eligible to be granted one or more awards which in the aggregate cover up to 800,000 shares.

Vesting:	Determined by the Compensation Committee within limits set forth in the Plan.
Not Permitted:	(1) (2) (3) (4)
Granting stock options or SARs at a price below fair market value of our common stock on the date of grant.

Re-pricing or reducing the exercise price of an underwater stock option or SAR without stockholder approval.

Exchanging underwater stock options or SARs for (i) the grant of new options or SARs with a lower exercise price, (ii) a cash payment, or (iii) any other award without stockholder approval.

Adding shares back to the number of shares available for issuance when a SAR or stock option is net settled, when shares are retained or delivered to us to pay the exercise price and/or tax obligations associated with an award, or when we repurchase shares on the open market using the proceeds from payment of the exercise price in connection with the exercise of an outstanding stock option.

Summary of the Plan

Term of the Plan.  The Plan will become effective upon approval by the stockholders and continue in effect until our Board of Directors decides to terminate the Plan.

Share Reserve.  The maximum number of shares that we have authorized for issuance under the Plan is 10,000,000 shares.

Any award intended to comply with Code Section 162(m) is limited to an aggregate of 500,000 shares per individual in a single calendar year, except that a newly hired employee may receive one or more awards intended to comply with Code Section 162(m) of up to 800,000 shares in the first calendar year of employment.  All shares available under the Plan may be issued upon the exercise of incentive stock options.

In general, if options or other awards granted under the Plan are forfeited or terminate for any other reason before being exercised or settled, then the shares subject to such options or awards will again become available for awards under the Plan.

The following shares will be counted against the maximum number of shares reserved for issuance and will not be returned to the Plan: (i) shares covered by an award that are surrendered in payment of the exercise price or to satisfy tax withholding obligations arising from the exercise, (ii) shares that are not issued upon the net settlement of a SAR or stock option, or (iii) shares that are repurchased in the open market with the proceeds of the exercise of a stock option.

Administration of the Plan.  The Plan is administered by the Compensation Committee of our Board of Directors, which will have complete discretion to make all decisions relating to the interpretation and operation of the Plan.  The Committee will have the discretion to determine who will receive an award, the type of award, the number of shares that will be covered by the award, the vesting requirements of the award, if any, and all other features and conditions of the award.  The Committee may implement rules and procedures that differ from those described below in order to adapt the Plan to the requirements of countries other than the United States.  Any action taken or determination made by the Committee will be final, binding, and conclusive on all affected persons.  Within the limits set forth by the Plan, the Committee may also re-price outstanding options and modify outstanding awards in other ways.

Eligibility.  Any employee, consultant, or non-employee director may be selected by the Committee to participate in the Plan.  Except as set forth below with respect to ISOs, all awards may be granted by the Committee to any employee, consultant, or non-employee director who performs services for us or our parent, subsidiary, or affiliate and who is determined by the Committee to be eligible for an award.  As of March 31, 2012, we had 98 employees, including five executive officers and seven non-employee directors who were eligible to participate in the Plan.  As of March 31, 2012, we maintained relationships with two consultants who were eligible to participate in the Plan.

Awards.  Awards granted under the Plan may include any of the following:

·
non-qualified options are options to purchase shares of our common stock at an exercise price of not less than 100% of the fair market value per share on the date of grant.  On March 30, 2012, the closing price of the common stock on NASDAQ was $2.30 per share;

·
ISOs are options designed to meet certain tax code provisions that provide favorable tax treatment to optionees if certain conditions are met.  ISOs are issued at an exercise price not less than 100% of the fair market value per share (or 110% of the fair market value per share if issued to 10% stockholders) on the date of grant and may only be granted to employees;

·
stock units are rights to receive a specified number of shares of our common stock, the fair market value of such common stock in cash, or a combination of cash and shares upon expiration of the vesting period specified for such stock units by the Committee;

·
restricted shares are shares of common stock which are issued to the participant subject to such forfeiture and other restrictions as the Committee, in its sole discretion, determines.  Restricted shares may not be transferred by the participant prior to the lapse of such restrictions; and

·
stock appreciation rights are rights to receive shares of our common stock, cash, or a combination of shares and cash, the value of which is equal to the spread or excess of (i) the fair market value per share on the date of exercise over (ii) the exercise price on the date of grant with respect to a specified number of shares of common stock.

Performance Awards.  The Committee may grant performance awards to employees, consultants, or non-employee directors based on performance criteria measured over a specified period of one or more years.  Awards may, but need not, include performance criteria that satisfy Code Section 162(m).  To the extent that awards are intended to qualify as “performance-based compensation” under Code Section 162(m), the performance criteria will be based on stock price appreciation (in the case of stock options or SARs) or on one or more of the following factors (in the case of stock units and restricted shares), each of which may be adjusted as provided in the Plan:

·	operating profits (including EBITDA)

·	net profits,

·	earnings per share,

·	profit returns and margins,

·	revenue,

·	stockholder return and/or value,

·	stock price, and

·	working capital.

Vesting of Awards and Exercise of Options and Stock Appreciation Rights.  Options and SARs vest at the time or times determined by the Committee.  In most cases, our options vest over the four-year period following the date of grant.  Vesting may accelerate in the event of death or disability.

Restricted shares and stock units vest at the time or times determined by the Committee and may be subject to service-based or performance-based vesting conditions.  Vesting may accelerate in the event of death or disability.

Transferability.  Except as otherwise provided by the Committee, no award may be assigned, transferred, or otherwise disposed of by a participant other than by will, by the laws of descent and distribution, or pursuant to beneficiary designation procedures approved from time to time by the Committee.

Adjustments.  In the event of a subdivision of the outstanding common stock, a declaration of a dividend payable in common stock, or a combination or consolidation of the outstanding common stock, corresponding adjustment will be made automatically to (i) the number of shares reserved for issuance under the Plan; (ii) the individual calendar year limitation under Code Section 162(m); and (iii) the number of shares subject to and, if applicable, exercise price of outstanding awards.  The Committee will also make such other adjustments, in its sole discretion, that it deems appropriate in the case of other capitalization events.

Dissolution or Liquidation.  Awards that have not been exercised or settled, as applicable, will be terminated immediately prior to the dissolution or liquidation of the Company.

Change in Control.  The Committee may provide for the vesting acceleration of an award upon a change in control of the Company, whether or not the award is assumed by the successor corporation or upon a termination of a participant’s employment.  A change in control includes:

·	a merger of our company after which our stockholders own 50% or less of the surviving corporation or its parent company;

·	a sale of all or substantially all of our assets;

·
a change in the composition of the Board of Directors, as a result of which less than 50% of the incumbent directors either had been directors two years before the change in composition of the Board or were appointed or nominated by the Board by a majority of the directors who had been directors two years before or had been selected in this manner; or

·	an acquisition of 50% or more of our outstanding stock by any person or group other than a person related to our company, such as a holding company owned by our stockholders.

In the event that we are a party to a merger or consolidation in which options or awards are not assumed or replaced with comparable awards by the surviving corporation, all outstanding options or awards will be subject to the agreement of merger or consolidation, which shall provide for one or more of the following:

·	the acceleration of vesting of 100% of the then unvested portion of the common stock subject to any outstanding options and stock appreciation rights;

·
the cancellation of all outstanding options and stock appreciation rights in exchange for a payment to the holders thereof equal to the excess of (i) the fair market value of the common shares subject to such options and stock appreciation rights over (ii) their exercise price.  Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent; and

·
The cancellation of all outstanding stock units and a payment to the holders thereof equal to the fair market value of the common stock subject to such stock units.  Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent.

Amendment and Termination of the Plan.  The Board of Directors may amend or terminate the Plan at any time.  No amendment can be effective prior to its approval by our stockholders to the extent that such approval is required by applicable legal requirements or any exchange on which our common stock is listed.

U.S. Federal Tax Consequences

The federal tax rules applicable to awards under the Plan are summarized below.  This summary omits the tax laws of any municipality, state, or foreign country in which a participant resides.

Stock Options.  Stock option grants under the Plan may be intended to qualify as incentive stock options under Code Section 422 or may be non-qualified stock options governed by Code Section 83.  Generally, federal income tax is not due from a participant upon the grant of a stock option, and a deduction is not taken by the Company.  Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the fair market value of the common stock on the exercise date and the stock option exercise price.  The Company is entitled to a corresponding deduction on our income tax return.  A participant will not have any taxable income upon exercising an incentive stock option after the applicable holding periods have been satisfied (except that the alternative minimum tax may apply), and the Company will not receive a deduction when an incentive stock option is exercised.  The treatment for a participant of a disposition of shares acquired through the exercise of a stock option depends on how long the shares were held and whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option.  We may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

Restricted Shares/Stock Units.  Generally, taxes are not due when a restricted share award or stock unit is initially made, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (it becomes vested or transferable), in the case of a restricted share award, or when shares are issued in connection with vesting, in the case of a stock unit.  Income tax is paid on the value of the shares or stock units at ordinary rates when the restrictions lapse and then at capital gain rates when the shares are sold.  However, no later than 30 days after a participant receives an award of restricted shares, pursuant to Code Section 83(b), the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the stock at the time of receipt.  Provided that the election is made in a timely manner, the participant will not recognize any additional income when the restrictions on the stock lapse.

Code Section 409A of the tax code provides additional tax rules governing non-qualified deferred compensation.  Generally, Code Section 409A will not apply to awards granted under the Plan, but may apply in some cases to stock units.

As described above, awards granted under the Plan may be structured to qualify as performance-based compensation under Code Section 162(m).  To qualify, stock options and other awards must be granted under the Plan by a committee consisting solely of two or more outside directors (as defined under the Code Section 162 regulations) and satisfy the Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year.  For awards other than stock options and SARs to qualify, the grant, issuance, vesting, or retention of the award must be contingent upon satisfying one or more of the performance criteria set forth in the Plan as established and certified by a committee consisting solely of two or more outside directors.  In addition, the material terms of the performance goals under which compensation may be paid must be disclosed to and approved by the stockholders.  For purposes of Code Section 162(m), the material terms include (i) the individuals eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid to an individual under the performance goal.  With respect to the various types of awards under the Plan, each of these aspects is discussed above, and stockholder approval of the Plan will be deemed to constitute approval of each of these aspects of the Plan for purposes of the approval requirements of Code Section 162(m).

New Plan Benefits

No awards have been granted or promised under the Plan.  Awards under the Plan are made at the discretion of the Compensation Committee, and future awards are therefore not determinable at this time.

The following table shows, for each of the individuals and groups indicated, the aggregate number of shares subject to options and restricted stock units that have been granted to the individuals and groups indicated below under the Initial Plan since its inception through March 31, 2012:

Name of Individual or Group	Number of Restricted Stock Units Granted	Number of Shares Underlying Options Granted
Thomas S. Rooney, Jr.		1,403,982
Alexander J. Buehler		612,389
Borja Sanchez-Blanco	20,000	444,867
Deno Bokas		61,549
Nocair Bensalah		83,943
Current executive officers as a group	20,000	2,606,730

Paul Cook	29,500	139,042
Arve Hanstveit		139,042
Fred Olav Johannessen		139,042
Robert Yu Lang Mao		64,042
Hans Peter Michelet		289,042
Marie-Elisabeth Paté-Cornell		139,042
Dominique Trempont		139,042
Current non-employee directors as a group	29,500	1,048,294

G.G. Pique		500,000
Thomas Willardson	4,000	110,000
Carolyn Bostick	6,000	110,000
Timothy Dyer		168,624
Terrill Sandlin	4,000	41,000
Former executive officers as a group	14,000	929,624

All employees, including officers other than executive officers, as a group	26,000	2,663,450

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
PROPOSAL NO. 4.

BOARD AND CORPORATE GOVERNANCE MATTERS

Board of Directors

The Board of Directors is divided into three classes, with each class serving for a staggered three-year term.  As of the date of the 2012 Annual Meeting, the Board of Directors will consist of three Class I directors, Mr. Paul Cook, Dr. Marie-Elisabeth Paté-Cornell, and Mr. Fred Olav Johannessen; two Class II directors, Mr. Arve Hanstveit and Mr. Hans Peter Michelet; and three Class III directors, Mr. Robert Yu Lang Mao, Mr. Thomas S. Rooney, Jr., and Mr. Dominique Trempont.

At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring.  The current term of the Class I directors ends at the annual meeting in June 2012, and the term of the Class I directors who are elected at the upcoming 2012 Annual Meeting will end at the annual meeting in 2015.  The term of Class II directors ends at the annual meeting in 2013.  The term of Class III directors ends at the annual meeting in 2014.

Director Independence

Our Board of Directors has determined that Mr. Cook, Mr. Hanstveit, Mr. Johannessen, Mr. Mao, Dr. Paté-Cornell, and Mr. Trempont, representing a majority of our directors, are “independent directors” as defined in the listing rules of the NASDAQ Global Market LLC.  Consistent with the principles of the NASDAQ listing rules, the Board has also determined that ownership of the Company’s stock by a director is not inconsistent with a determination of independence.

Relationships Among Directors or Executive Officers

There are no family relationships among any of the directors or executive officers of the Company.

Committees and Meetings of the Board of Directors

During the year ended December 31, 2011, the Board of Directors met twelve times.  The Board has three committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.  During the year ended December 31, 2011, no director attended fewer than 75% of all the meetings of the Board or its committees on which he or she served after becoming a member.  The Company encourages, but does not require, its directors to attend the annual meeting of stockholders.

The Audit Committee

The Audit Committee held six meetings in the year ended December 31, 2011.  The Committee consists of Mr. Hanstveit, Mr. Johannessen, Mr. Mao, and Mr. Trempont (chair).

The Audit Committee is responsible for assisting the full Board of Directors in fulfilling its oversight responsibilities relating to:

·	overseeing the accounting and financial reporting processes and audits of our financial statements;

·	selecting and hiring our independent registered public accounting firm and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

·
assisting the Board of Directors in monitoring the integrity of our financial statements, our internal accounting and financial controls, our compliance with legal and regulatory requirements, and the qualifications, independence, and performance of our independent registered public accounting firm;

·	providing to the Board of Directors information and materials to make the Board aware of significant financial and audit-related matters that require attention; and

·	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and annual and quarterly reports on Form 10-K and 10-Q.

The Board has determined that all members of the Audit Committee are independent directors as defined in the listing rules of NASDAQ.  The Board has further determined that Mr. Trempont is an “audit committee financial expert” as defined by SEC rules.  The Board of Directors has adopted and approved a charter for the Audit Committee, a copy of which can be viewed on the Company’s website at www.energyrecovery.com.

The Compensation Committee

The Compensation Committee held six meetings in the year ended December 31, 2011.  The members of the Compensation Committee are: Mr. Cook, Mr. Hanstveit (chair), Mr. Johannessen, Dr. Paté-Cornell, and Mr. Trempont.  The Compensation Committee is responsible for, among other things:

·
reviewing and approving, with respect to our chief executive officer and other executive officers, annual base salaries, annual incentive bonuses, equity compensation, employment agreements, severance arrangements, change of control agreements/provisions, and any other benefits, compensation, or arrangements; and

·	administering our equity compensation plans.

The Board has determined that all members of the Compensation Committee are independent directors as defined in the listing rules of NASDAQ.  The Board of Directors has adopted and approved a charter for the Compensation Committee, a copy of which can be viewed on the Company’s website at www.energyrecovery.com.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, which held one meeting in the year ended December 31, 2011, consists of Mr. Hanstveit and Mr. Trempont (chair).  The Nominating and Corporate Governance Committee is responsible for:

·	assisting the Board of Directors in identifying prospective director nominees and recommending to the Board the director nominees for each annual meeting of stockholders;

·	evaluating the performance of current members of the Board of Directors;

·	developing principles of corporate governance and recommending them to the Board of Directors;

·	recommending to the Board of Directors persons to be members of each committee; and

·	overseeing the evaluation of the Board of Directors and management.

The Nominating and Corporate Governance Committee operated under a written charter setting forth the functions and responsibilities of the Committee.  A copy of the charter can be viewed on the Company’s website at www.energyrecovery.com.

The Nominating and Corporate Governance Committee considers and makes recommendations to the Board of Directors regarding any stockholder recommendations for candidates to serve on the Board of Directors.  Stockholders wishing to recommend candidates for consideration by the Nominating and Corporate Governance Committee may do so by writing to the Secretary of the Company at 1717 Doolittle Drive, San Leandro, California 94577 and providing: (a) the candidate’s name, biographical data, and qualifications, (b) a document indicating the candidate’s willingness to act if elected, and (c) evidence of the nominating stockholder’s ownership of the Company’s common stock at least 120 days prior to the next annual meeting to assure time for meaningful consideration by the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee does not have a policy of considering diversity specifically or formally in identifying nominees for directors.  In the past, when new directors have been added to our Board of Directors, the Board or Nominating and Corporate Governance Committee has endeavored to select director candidates who have business, scientific or regulatory specializations; technical skills; or other backgrounds that increased the range of experience and diversity of perspectives within our Board of Directors in ways that pertain to our current and future business goals.  The Committee also considers diversity in terms of gender, ethnic background, and national origin.

There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or the Nominating and Corporate Governance Committee itself.  The Company does not pay any third party to identify or assist in identifying or evaluating potential nominees.

In reviewing potential candidates for the Board, the Nominating and Corporate Governance Committee considers numerous factors including:

·
whether or not the person has any relationships that might impair his or her independence, such as any business, financial, or family relationships with the Company, its management, its stockholders, or their affiliates;

·	whether or not the person serves on boards of, or is otherwise affiliated with, competing companies;

·	whether or not the person is willing to serve as, and willing and able to commit the time necessary for the performance of the duties of, a director of the Company; and

·
the contribution that the person can make to the Board and the Company, with consideration being given to the person’s experience in the fields of energy, technology, and manufacturing as well as leadership or entrepreneurial experience in business or education.

Of greatest importance is the individual’s integrity and ability to bring to the Company experience and knowledge in areas related to the Company’s current and future business.  The Board intends to continue using these criteria to evaluate candidates for election to the Board.  The Board has determined that all members of the Nominating and Corporate Governance Committee are independent directors as defined in the listing rules of NASDAQ.

Board Leadership Structure and Role in Risk Management

The offices of chairman and chief executive officer at our company are held by different individuals.  Mr. Michelet is currently chairman of the board and has served as our board chairman since September 2004.  Mr. Rooney has served as our president and chief executive officer since February 2011.  Mr. Rooney was appointed by the Board as a director in February 2011 and elected as a director by the shareholders in June 2011.  The Company believes that having the roles of chief executive officer and chairman of the board filled by different individuals enhances our internal system of checks and balances and the Board’s oversight role.  The practice also enables the chief executive officer to focus on the Company’s operations.

The Board’s role in risk oversight includes approving material expenditures and significant changes in company business practices.  The Board also receives and approves reports on key product development projects, organizational matters, and strategic initiatives.  In addition, the Audit Committee periodically considers and approves the company’s corporate investment policy and practices.  The Audit Committee also oversees and reviews related-person transactions.

Compensation Committee Interlocks and Insider Participation

None of our current executive officers serve on the Compensation Committee or the Board of Directors of another entity whose executive officer(s) serve(s) on the Company’s Compensation Committee or Board of Directors.

Communication between Stockholders and Directors

Our Board of Directors currently does not have a formal process for stockholders to send communications to the Board.  The Company, however, makes every effort to ensure that the views of stockholders are heard by the Board or individual directors and that the Company responds to stockholders on a timely basis.  The Board of Directors does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments, and observations that could be useful to the Board.  However, stockholders wishing to formally communicate with the Board of Directors may send communications directly to Alexander J. Buehler, Chief Financial Officer c/o Energy Recovery, Inc., 1717 Doolittle Drive, San Leandro, California 94577.

Director Compensation

In July 2011, the annual retainer for each non-employee member of our Board of Directors was increased from $40,000 to $50,000, paid in quarterly installments.  The increase was due to the restoration of the annual retainer to 2009 levels after a 20% reduction in 2010.

The additional annual retainer for the chairs of our committees was changed as follows:  Audit Committee chair increased from $4,000 to $15,000; Compensation Committee chair increased from $4,000 to $10,000; and Nominating and Corporate Governance Committee chair increased from $4,000 to $5,000, each paid in quarterly installments.  The increases were due to the restoration of annual retainers to 2009 levels after a 20% reduction in 2010 and the alignment of the retainer fee based on responsibilities.

The annual retainer for our non-employee director serving as chairman of the board is $250,000, also paid in quarterly installments.  The chairman of the board’s retainer was determined based on the following:  the restoration of his annual retainer to the 2009 level after a 20% reduction in 2010, a need for continuity during the transition to a new management team, his history with the Company, his knowledge of the Company’s products, and to offset the forfeiture of his housing allowance for the maintenance of two households.

We have granted our non-employee directors the following equity awards.  Mr. Cook and Mr. Trempont, upon joining our Board of Directors in 2008, and Dr. Paté-Cornell, upon joining our Board of Directors in 2009, each received options to purchase 100,000 shares of our common stock.  In 2009, the Board also awarded Mr. Hanstveit and Mr. Johannessen options to purchase 100,000 shares of our common stock as part of their compensation for continuing to serve as non-employee directors.  Upon joining the Board in September 2010, Mr. Mao received options to purchase 25,000 shares of our common stock and will receive further grants of options to purchase shares of our common stock on or around each of the first, second, and third anniversaries of his appointment to the Board.

In June 2011, we granted options to purchase 39,042 shares of our common stock to each of our non-employee directors.  These options will vest in one year.

All of the options to purchase shares of common stock granted to our directors before 2011 have a four-year vesting period, with 25% of the shares vesting one year after the vesting commencement date.  After that date, 1/48 of the shares vest every month.  All options to directors were granted at the fair market value on the date of the award.

In August 2010, the Company issued 29,500 shares of restricted stock awards to Mr. Cook in consideration of his consulting services to the Company.

Director Compensation for the Year Ended December 31, 2011

The table below summarizes the compensation paid to non-employee directors for the year ended December 31, 2011.  Mr. Pique, who served as chief executive officer until February 16, 2011, and also served as a director until the date of the 2011 annual meeting, is not included in the table below because he received compensation in 2011 only as an employee and did not receive additional compensation for services provided as a director.  Mr. Rooney, who served as chief executive officer beginning in February 2011 and also as director after his appointment by the Board in February 2011 and election by the shareholders in June 2011, is also not included in the table below because he received compensation in 2011 only as an employee and did not receive additional compensation for services provided as a director:

Director	Fees Earned and Paid in Cash		Option Awards (1)	All Other Compensation		Total
Paul Cook	$45,000		$45,000			$90,000
Arve Hanstveit	$52,000	(2)	$45,000			$97,000
Fred Olav Johannessen	$45,000		$45,000			$90,000
Robert Yu Lang Mao	$45,000		$45,000			$90,000
Hans Peter Michelet	$125,000		$45,000	$115,399	(3)	$285,399
Marie-Elisabeth Paté-Cornell	$45,000		$45,000			$90,000
Dominique Trempont	$59,000	(4)	$45,000			$104,000

(1)
The amount in the Option Awards column sets forth the fair value on the grant date of the option awards granted in 2011.  These amounts do not state cash payments realized by the individual.  The method and assumptions used to calculate the fair value on the grant date of our equity awards is discussed in Note 2 of our notes to our financial statements included in our Annual Report on Form 10-K.  As of December 31, 2011, the number of shares underlying vested and unvested stock options held by each of the directors was: Paul Cook, 139,042; Arve Hanstveit, 139,042; Fred Olav Johannessen, 139,042; Robert Yu Lang Mao, 64,042; Hans Peter Michelet, 289,042; Marie-Elisabeth Paté-Cornell, 139,042; and Dominique Trempont, 139,042.  As of December 31, 2011, Mr. Cook also had 29,500 restricted stock awards.

(2)	Mr. Hanstveit is a director and the chair of the Compensation Committee.

(3)
Mr. Michelet was employed as our executive chairman through June 2011 and is currently a non-employee director serving as chairman of the board.  The amount set forth in the “All Other Compensation” column for him is his total compensation from the Company for 2011 while he was our executive chairman, which consists of $100,000 in salary through June 2011, a $15,000 housing allowance, and a $399 life insurance premium paid by the Company.

(4)	Mr. Trempont is a director and the chair of the Audit Committee and the Nominating and Corporate Governance Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 9, 2012 for (i) each person who is known by the Company to beneficially own more than 5% of the Company’s common stock, (ii) each of the Company’s directors, (iii) each of the officers appearing in the “Summary Compensation Table” on Page 39, and (iv) all directors and executive officers as a group.

To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.  The address of each executive officer and director is c/o Energy Recovery, Inc., 1717 Doolittle Drive, San Leandro, CA 94577.

5% or Greater Common Stock Holders	Shares Beneficially Owned (1)	Percent of Class (2)
Marius Skaugen (3) Parkv.57 c/o B. Skaugen AS 0256 Oslo, Norway	7,641,103	14.7%
Samana Capital, L.P. (4) 35 Ocean Reef Drive, Suite 142 Key Largo, FL 33037	3,779,094	7.3%
Invesco Ltd. (5) 1555 Peachtree Street NE Atlanta, GA 30309	3,219,453	6.2%
BlackRock, Inc. (6) 40 East 52nd Street New York, NY 10022	2,813,140	5.4%
Directors, Named Executive Officers, and Current Group
Arve Hanstveit (7)	1,729,166	3.3%
Fred Olav Johannessen (8)	1,481,283	2.8%
Hans Peter Michelet (9)	751,646	1.4%
Borja Sanchez-Blanco (10)	329,923	*
Thomas S. Rooney, Jr. (11)	328,125	*
Dominique Trempont (12)	250,306	*
Paul Cook (13)	147,716	*
Alexander J. Buehler (14)	100,000	*
Marie-Elisabeth Paté-Cornell (15)	81,250	*
Deno Bokas (16)	29,270	*
Robert Yu Lang Mao (17)	17,777	*
All current named executive officers and directors as a group (11 persons) (18)	5,310,192	9.9%
Former Director and Named Executive Officers
G.G. Pique (19)	1,006,333	1.9%
Timothy S. Dyer (20)	75,426	*
Carolyn F. Bostick (21)	3,500	*
Terrill Sandlin (22)	2,416	*
Thomas D. Willardson (23)	1,916	*
*Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”).  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options and warrants held by that person that are currently exercisable, or exercisable within 60 days after April 9, 2012, are deemed outstanding.  Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person.

(2)	Percent of class is based on the number of shares of Common Stock outstanding as of April 9, 2012, the Record Date, which was 52,091,396 shares.

(3)
Based on a Schedule 13G/A and a Form 4 filed with the SEC on March 19, 2010 and April 29, 2010, respectively, which together showed 7,641,103 shares beneficially owned by Arvarius AS and 7,641,103 shares beneficially owned by Mr. Skaugen, the controlling stockholder of Arvarius.  Each reported shared voting and dispositive power over the shares respectively reported for that beneficial owner.  The shares reported by Arvarius include 800,000 shares that may be acquired under warrants exercisable within 60 days after April 9, 2012.

(4)
Based on a Schedule 13G/A filed with the SEC on February 14, 2012, which reported 3,779,094 shares beneficially owned by Samana Capital, L.P.; Morton Holdings, Inc., the general partner of Samana Capital, L.P.; and Philip B. Korsant.  Each reported shared voting and dispositive power over the shares respectively reported for that beneficial owner.

(5)
Based on a Schedule 13G filed with the SEC on February 13, 2012, which reported Invesco Ltd. as having sole voting and dispositive power over the 3,219,453 shares beneficially owned by it through its subsidiary, Invesco PowerShares Capital Management.

(6)	Based on a Schedule 13G filed with the SEC on February 9, 2012, which reported 2,813,140 shares beneficially owned by BlackRock, Inc. having sole voting and dispositive power.

(7)
Consists of 1,500,000 shares held of record by Mr. Hanstveit; 150,000 shares held of record by Mr. Hanstveit’s daughters; and options to purchase 79,166 shares of common stock that are exercisable within 60 days of April 9, 2012.  Mr. Hanstveit has shared voting and investment power over the shares that are owned by his daughters.

(8)
Consists of 1,019,500 shares held of record by Mr. Johannessen; 25,000 shares held of record by Mr. Johannessen’s wife; 120,000 shares held of record by Mr. Johannessen’s child; 55,417 shares held of record by Gallissas Ltd.; 182,200 shares held of record by Kalamaris Invest AS; and options to purchase 79,166 shares of common stock that are exercisable within 60 days of April 9, 2012.  Mr. Johannessen has shared voting and investment power over the shares that are owned by his child.  Mr. Johannessen is the sole shareholder of Gallissas Ltd. and is a controlling stockholder of Kalamaris Invest AS.

(9)	Consists of 553,730 shares held of record by Mr. Michelet and options to purchase 197,916 shares of common stock that are exercisable within 60 days of April 9, 2012.

(10)
Consists of 15,550 shares held of record by Mr. Sanchez-Blanco, 833 restricted stock units that will vest, and options to purchase 313,540 shares of common stock that may be exercised within 60 days of April 9, 2012.

(11)	Consists of options to purchase 328,125 shares of common stock that may be exercised within 60 days of April 9, 2012.

(12)
Consists of 146,140 shares held of record by Mr. Trempont, 6,250 shares held by a household member, and options to purchase 97,916 shares of common stock that may be exercised within 60 days of April 9, 2012.

(13)	Consists of 49,800 shares held of record by Mr. Cook and options to purchase 97,916 shares of common stock that may be exercised within 60 days of April 9, 2012.

(14)	Consists of options to purchase 100,000 shares of common stock that may be exercised within 60 days of April 9, 2012.

(15)	Consists of options to purchase 81,250 shares of common stock that may be exercised within 60 days of April 9, 2012.

(16)	Consists of options to purchase 29,270 shares of common stock that may be exercised within 60 days of April 9, 2012.

(17)	Consists of 7,361 shares held of record by Mr. Mao as trustee of The R. Mao Trust and options to purchase 10,416 shares of common stock that are exercisable within 60 days of April 9, 2012.

(18)
Consists of 3,894,678 shares held of record by the 11 executive officers and directors as a group, 833 restricted stock units and shares of restricted stock that will vest, and options to purchase 1,414,681 shares of common stock that may be exercised within 60 days of April 9, 2012.

(19)
Consists of 37,000 shares held of record by Mr. Pique; 117,500 shares held of record by Mr. Pique as trustee of The Pique Bachman Income Security Trust; 56,000 shares held of record by Mr. Pique’s wife; a warrant held by Mr. Pique to purchase 150,000 shares of common stock that is exercisable within 60 days of April 9, 2012; and options to purchase 645,833 shares of common stock that are exercisable within 60 days of April 9, 2012.  Mr. Pique disclaims beneficial ownership of the 56,000 shares held of record by his wife.

(20)	Consists of options to purchase 75,426 shares of common stock that may be exercised within 60 days of April 9, 2012.

(21)	Consists of 3,500 shares held of record by Ms. Bostick.

(22)	Consists of 2,416 shares held of record by Mr. Sandlin.

(23)	Consists of 1,916 shares held of record by Mr. Willardson.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Results of Our 2011 Say on Pay Vote

In the proxy statement for our 2011 annual meeting of stockholders, we asked our stockholders for an advisory vote to approve the executive compensation disclosed in the proxy statement.  Of the votes cast on that proposal counting (for this purpose) shares voted for, against, and abstain, approximately 95.6% were voted in favor of our “say on pay” proposal

We considered this favorable result as support for our executive compensation policies and practices and did not implement any changes in our executive compensation policies for 2010 as a result of this vote.  For 2011, we implemented a compensation framework necessary to attract and retain key employees; craft a strategic plan to drive value for the enterprise; initiate implementation of initiatives specific to cost reduction, technological innovation, and growth; and reward key employees for their respective contributions in the context of this new plan.  In the latter part of 2011, we refined our total compensation philosophy, implementing a revised short-term incentive plan (or annual cash incentive plan) tied to corporate financial and individual objectives along with a long-term incentive plan (or equity program) that targets recurring annual grants for certain key employees to better align with long-term value creation.  These new plans became effective in 2012 and are described more fully below.

In the related “say on when” vote in 2011, we proposed, and a strong majority of the advisory votes cast approved, holding our “say on pay” vote annually.  As previously reported, we intend to hold a “say on pay” advisory vote at each annual meeting until we review the results of our next “say on when” vote in 2017.

Executive Summary

Our compensation program for executive officers principally relies upon base salary, annual cash incentives, and equity-based incentives to reward these individuals for achieving objectives linked to our strategic, financial, innovative, organizational, and other goals.  For our continuing named executive officers in 2012, total compensation is allocated among base salary, target annual cash incentive, and equity-based compensation as demonstrated in the table entitled “Distribution of Total Compensation for 2012” below.  The following summary should be read in connection with the additional discussion in this section and the information provided in the compensation tables and narrative discussion that follow this section.

Distribution of Total Compensation for 2012
Named Executive Officer	Base Salary	Target Annual Cash Incentive	Equity-Based Compensation
Thomas S. Rooney, Jr.	30 - 35%	30 - 35%	30 - 35% (1)
Alexander J. Buehler	40 - 45%	25 - 30%	30 - 35%
Borja Sanchez-Blanco	40 - 50%	25 - 35%	20 - 30%
(1)	Excludes the impact of the 2012 option grant related to his 2011 Offer Letter.

Management Transition.  In February 2011, our Board of Directors appointed Thomas S. Rooney, Jr. to serve as chief executive officer and a director.  In June 2011, Mr. Rooney was elected by the shareholders to continue as a director.  In May 2011, the Board appointed Alexander J. Buehler to serve as chief financial officer.  Borja Sanchez-Blanco served in 2011 as executive vice president of sales, marketing, and business development, after which his title was changed to senior vice president of sales in 2012.

In this section and in the compensation tables that follow this section, we also include compensation information for five named executive officers who served during all or part of 2011, but who no longer serve as executive officers.  These executive officers include: G.G. Pique, who served as chief executive officer until February 2011; Thomas D. Willardson, who served as chief financial officer until May 2011; Carolyn F. Bostick, who served as general counsel and corporate secretary until November 2011; Terrill Sandlin, who served as vice president of manufacturing through the end of 2011; and Timothy S. Dyer, who after a full year of service in 2011, transitioned from chief technology officer in early 2012 into a critical position responsible for ceramics engineering initiatives as part of the manufacturing team.

2011 Business Developments.  The following business developments were important factors underlying compensation decisions for executive officers in 2011 and relate primarily to building the management team, reducing costs for the enterprise, and driving technological innovation to reinforce our position in our core desalination market and diversify into new strategic markets of significant addressable size:

1.           In early 2011, we named Thomas S. Rooney, Jr. as president and chief executive officer and Alexander J. Buehler as chief financial officer.  Accordingly, their 2011 compensation was based primarily on the negotiated terms of their employment as more fully discussed below.

2.           Also in 2011 and following the appointments of a new CEO and new CFO, we hired three seasoned executives to drive penetration into new strategic markets beyond desalination, with a focus on oil & gas, water market applications outside of desalination, and other end markets for ceramic materials.  As part of ongoing cost reduction efforts, we eliminated the position of general counsel and outsourced a large component of our legal function.  In 2012, we hired a new vice president of manufacturing, Nocair Bensalah, and named a new chief technology officer, Dr. Prem Krish

3.           During 2011, we completed the consolidation of our two manufacturing plants, closing our facility in Michigan and integrating all production operations at our corporate headquarters and manufacturing center in California.  Likewise, we planned and implemented other cost reduction initiatives including the downsizing of our branch sales office in Spain and the reorganization of various corporate functions to drive efficiencies.

4.           In addition to the consolidation of manufacturing facilities in California, we validated internal production capability for all ceramic components used in PXTM devices, achieving full vertical integration that is expected to enhance efficiencies and decrease costs.  We are now in a position to manufacture all ceramic components from alumina powder to finished goods, thus eliminating our reliance on outside vendors and improving our unit cost position.

5.           Specific to technological innovation, we successfully launched a new and improved PXTM device, known as the PX-Q300TM.  This new product offers customers substantial sound reduction compared to previous versions, thereby improving our competitive position in the desalination market.  Concurrent with the product launch, we refined our value proposition with messaging that reinforces uptime and efficiency while providing transparent and quantifiable financial differentiation. Additionally, we received three new patents related to the PXTM technology and approval for the amendment of a prior patent, further strengthening our portfolio of intellectual property.  Finally, we initiated the development of new centrifugal product lines for applications in certain oil and gas processing markets.

6.           As a result of product enhancements, a refined value proposition, and a rebounding market, we announced significant new sales orders in 2011 and early 2012 related to mega-project activity around the world.

Base Salaries. The base salary for Mr. Rooney, our chief executive officer was $400,000 in 2011 (and will remain unchanged in 2012), and he was paid a one-time sign-on bonus of $150,000 in connection with his initial employment arrangement.  The base salary for Mr. Buehler, our chief financial officer, was $300,000 in 2011 (and will be $305,000 in 2012), and he was also paid a one-time sign-on bonus of $100,000 in connection with his initial employment arrangement.  These amounts were determined through negotiation at the time of employment.  As an international employee working for our Spanish subsidiary, Mr. Sanchez-Blanco’s base salary is denominated in Euro and remained unchanged in 2011 at €253,000 (and will be €259,000 in 2012).  Mr. Sanchez-Blanco’s 2011 base salary is equal to $351,892 based on the average interbank exchange rate in 2011 (€1.00/$1.39).

The base salaries for the former officers during their periods of service in 2011 remained unchanged from 2010, except that Mr. Dyer received a modest increase in base salary.  Other than Mr. Dyer, who is continuing in an engineering role, the other former officers were entitled to severance or other transition payments discussed below in this section and set forth in the “Summary Compensation Table” under “All Other Compensation.”

Annual Cash Incentives.  We paid annual cash incentives for 2011 under our non-equity compensation plan to Mr. Rooney ($150,000); Mr. Buehler ($87,500); Mr. Sanchez-Blanco (€44,022), an amount equal to $61,229 based on the average interbank exchange rate in 2011 (€1.00/$1.39); and Mr. Dyer ($10,000).  The factors underlying these payments are discussed under “Annual Cash Incentive Compensation” below.  Cash incentive payments were not made to the other named executive officers.

Equity-Based Incentives.  In 2011, pursuant to the negotiated terms of their employment, the Compensation Committee approved awards of stock options to Mr. Rooney (in the amount of 800,000 shares granted on February 18, 2011, and 250,000 shares granted on January 4, 2012) and Mr. Buehler (in the amount of 400,000 shares granted on June 1, 2011).  We did not grant any other equity compensation awards to named executive officers in 2011.  In February 2012, as part of an annual grant program, the Compensation Committee granted stock options to Messrs. Rooney, Buehler, Sanchez-Blanco, and Dyer described below under “Equity-Based Incentives.”

Executive Compensation Decision-Making

The Compensation Committee annually reviews our executive compensation philosophy, approves the components of executive officer compensation, and establishes strategic and financial objectives for the chief executive officer.  At the request of the Committee, our chief executive officer provides recommendations for base salary, annual cash incentives, and equity-based incentives for the other executive officers in consultation with senior human resources staff.  When the Committee deems appropriate, our chief executive officer attends and participates in Committee meetings, except when his own compensation is under consideration, due to his direct knowledge of individual performance and his role in setting annual performance goals for the other executive officers.  The only executive officers who had a role in determining or recommending 2011 compensation for directors and named executive officers were Thomas S. Rooney, Jr., our chief executive officer, and Carolyn F. Bostick, our former general counsel and corporate secretary.

We do not benchmark our executive compensation against a peer group of companies. Although we are still a relatively small company, we operate in a global industry (for the year ended December 31, 2011, 90% of our net revenue was derived from sales outside of the U.S.).  The market for executive talent is specialized, considering our needs for cross-border management expertise, relevant industry knowledge, and experience working for U.S. publicly-traded companies.  We have no direct competitors of a comparable size and in a similar stage of development that are publicly traded on a U.S. or other major stock exchange. Consequently, we believe that there is no set of directly related and comparable companies operating in similar labor markets against which benchmarking for executive compensation purposes would be meaningful.

Nevertheless, the Compensation Committee periodically reviews salary and other data from companies in the water, manufacturing, and high-tech industries; companies of a comparable size in terms of revenue and market capitalization; companies in a comparable stage of growth; and other companies located in the greater San Francisco Bay Area, where our headquarters is centered.  The Committee uses this data as a reference to assess and consider relevant trends in executive compensation.

As part of the compensation negotiations with our new chief executive officer, Mr. Rooney, and as part of the Committee’s determination of executive compensation for 2011, the Committee consulted the following two sets of compensation data.  The first set consists of average salary and other compensation data compiled by Richard Olivieri, an independent consultant, from three salary surveys:

(1)           Economic Research Institute’s Salary Assessor Survey and Executive Compensation Assessor Survey for companies in the water supply industry, including Consolidated Water Co. Ltd., American States Water Company, Mueller Water Products, Allegheny Generating Company, World Water & Power Corporation, and Clean Energy Fuels Corporation;

(2)           Radford Benchmark Survey and Radford Executive Compensation Survey for approximately 50 private and publicly-traded companies with less than 200 employees, including Airgo Networks, Inc., Alien Technology, Fluidigm, Centerbeam, Novariant, Qualys, SABA, Saratoga Systems, Satmetrix Systems, and WJ Communications; and

(3)           CompAnalyst Survey for manufacturing companies with annual revenues of approximately $100 million (the names of sample companies were not available to us).

The second set consists of data compiled by senior human resources staff from the following 15 publicly-traded peer companies identified for us in 2009 by Frederic W. Cook & Co.:

American Superconductor Corporation
Badger Meter Inc.
Consolidated Water Co. Ltd.
Energy Conversion Devices, Inc.
Evergreen Solar Inc.
Fuel Systems Solutions, Inc.
Fuel Tech, Inc.
FuelCell Energy Inc.
Gorman-Rupp Co.
Graham Corp.
Met-Pro Corp.
PMFG, Inc.
Quantum Fuel Systems Technologies Worldwide Inc.
Sun Hydraulics Corp.
AeroVironment, Inc.

Frederic W. Cook & Co. selected these companies because they viewed them to be comparable to our company in terms of revenue and market capitalization and as a result of their product mix in the clean energy, water treatment, or natural resources sectors.

Employment Terms Negotiated in 2011 for our CEO and CFO

As reported in our 2011 annual proxy statement, our former chief executive officer, G.G. Pique, initiated discussions in late 2010 about his possible retirement, and our Board of Directors initiated an executive search that led to the appointment of Mr. Rooney as our new president and chief executive officer on February 16, 2011.  He was appointed to the Board several days later and elected to the Board by the shareholders at the Company’s annual meeting in June 2011.

Under the terms of Mr. Rooney’s offer letter dated February 14, 2011, his compensation included the following:

·	an annual base salary of $400,000;

·
a one-time sign-on bonus of $150,000 less deductions authorized or required by law; if he chooses to resign from the Company for any reason (other than “Good Reason” as defined in the Company’s Change in Control Severance Plan then in effect) within the first twenty-four (24) months of his employment, he agrees to return to the Company a pro-rata share of this sign-on bonus equal to the number of months remaining in the 24-month period at the time of resignation divided by 24;

·	an annual bonus in an amount up to 100% of his annual base salary depending on his percentage achievement of Company and individual objectives; and

·
a multi-year equity grant consisting of options to purchase 800,000 shares of the Company’s common stock granted on February 18, 2011 and options to purchase an additional 250,000 shares of common stock granted on January 4, 2012, both subject to our standard four-year vesting schedule commencing on February 16, 2011 and both under the 2008 Equity Incentive Plan.

Other details of Mr. Rooney’s compensation package are discussed below under the caption entitled “Employment Arrangements with Named Executive Officers.”

Mr. Rooney’s compensation was established through negotiations and in consideration of a number of factors, including Mr. Rooney’s past experience as a chief executive officer of a U.S. publicly-traded company, his past success at driving revenue growth by fostering innovation and successfully entering new markets, his analytical and other skills, his compensation in his previous positions, the compensation of his predecessor at the Company, the compensation requirements of other candidates, market conditions, and the competitive compensation data noted above.

Of key importance was the Company’s goal of becoming a multi-product, multi-market enterprise and the Board’s wish to provide Mr. Rooney with strong financial incentives to lead the Company into new, unproven markets, other areas of advanced technology, and through multiple stages of growth.  The Board recognized that to attract and retain a new chief executive officer with the required experience and skill set, the Company would have to increase the overall compensation for the position.  To ensure that the shareholders receive value for the higher compensation, the Board favored an increase in bonus and equity-based incentives over a significant increase in base salary.

Accordingly, Mr. Rooney’s annual base salary is in the range of the annual base salary of his predecessor, Mr. Pique.  Under our cash incentive plan, Mr. Rooney was eligible for an annual bonus in an amount up to 100% of his annual base salary for achieving certain strategic and financial objectives.  The equity component of Mr. Rooney’s compensation was similarly designed to maximize his incentive to create value for shareholders in the form of stock price appreciation in both the short and long term.  To incentivize him to develop new sources of revenue growth, even during the industry downturn, the Board granted him a large equity award during his first year with the Company.  The award was divided into two parts, a grant of 800,000 options in February 2011 and a grant of 250,000 options in January 2012.  This award will align his compensation with the creation of shareholder value and provide for long-term retention in the context of successful long-term performance.  In 2012, Mr. Rooney’s base salary and target bonus of 100% (at full achievement of Company and individual objectives) remains unchanged, and his equity-based compensation (for subsequent annual recurring grants) is $400,000.

On May 23, 2011, Alexander J. Buehler joined the Company as chief financial officer. Under the terms of Mr. Buehler’s offer letter dated April 13, 2011 (“Offer Letter”), Mr. Buehler’s compensation included the following:

·	an annual base salary of $300,000;

·
a one-time sign-on bonus in the amount of $100,000 less deductions authorized or required by law if he was able to begin employment on or before May 23, 2011; if he chooses to resign from the Company for any reason (other than “Good Reason” as defined in the Company’s Change in Control Severance Plan then in effect) within the first twenty-four (24) months of his employment, he agrees to return to the Company a pro-rata share of this sign-on bonus equal to the number of months remaining in the 24-month period at the time of resignation divided by 24;

·	an annual bonus in an amount up to 50% of his annual base salary dependent upon his achievement of Company and individual objectives;

·	relocation expense reimbursement of up to $30,000 for expenses in excess of $50,000;

·	an option to purchase 400,000 shares of the Company’s common stock under the 2008 Equity Incentive Plan subject to our standard four-year vesting schedule; and

·
recurring equity grants consisting of options to purchase shares of the Company’s common stock under the 2008 Equity Incentive Plan valued at $200,000 per year subject to our standard four-year vesting schedule.

Other details of Mr. Buehler’s compensation package are discussed below under the caption entitled “Employment Arrangements with Named Executive Officers.”  Mr. Buehler’s compensation was established through negotiations and taking into consideration his existing compensation package, his expatriate status in a foreign country, his strategic and analytical skills, and his experience in driving value creation in international business environments in the water and oil & gas industries.  In 2012, Mr. Buehler’s base salary will increase to $305,000, his annual bonus target for full achievement of Company and individual objectives will increase to 60%, and the value of his equity-based compensation will increase to $240,000 (for recurring equity grants).

Base Salaries for Other Named Executive Officers

Base salaries are designed to provide our executives with a stable source of income commensurate with their responsibility, experience, and performance.

Borja Sanchez-Blanco, our executive vice president of sales, marketing, and business development, is employed by our Spanish subsidiary, ERI Iberia, Ltd.  In 2011, Mr. Sanchez-Blanco led sales efforts for our mega-projects group and oversaw activity for our OEM Sales and Service groups.  His annual salary for 2011 was €253,000, unchanged from 2010, and an amount equal to $351,892 based on the average interbank exchange rate in 2011 (€1.00/$1.39). Mr. Sanchez-Blanco’s base salary for 2012 will increase to €259,000, which is reflective of a substantial increase in MPD sales activity in the fourth quarter of 2011.  Mr. Sanchez-Blanco’s title was changed from executive vice president of sales, marketing, and business development to senior vice president of sales to focus his efforts on the increasing opportunity for mega-project activity around the world.

The base salaries for the former chief financial officer, Mr. Willardson ($275,000), and the former general counsel, Ms. Bostick ($240,000), remained the same as their base salaries in 2010.

On January 1, 2011, Timothy S. Dyer’s base salary was increased from $210,000 in 2010 to $220,000 after a six-month performance evaluation pursuant to his promotion to chief technology officer in June 2010.  On February 24, 2012, the Company announced that Mr. Dyer, who had served as chief technology officer and was a named executive officer in the 2011 annual proxy statement, would transition out of the chief technology role and into a critical position to drive key engineering initiatives as part of the manufacturing team.  Mr. Dyer’s base salary for 2012 will remain unchanged.

In 2011, the base salary of Terrill Sandlin, our former vice president of manufacturing, remained unchanged at $195,000.  On December 31, 2011, Mr. Sandlin resigned his position as vice president of manufacturing, and the Company hired Nocair Bensalah as his replacement.  Details of the severance package provided to Mr. Sandlin can be found below in the section entitled “Severance and Termination Compensation.”

The annual base salary of our former chief executive officer, Mr. Pique, was restored to its 2009 level of $350,000 in 2011, increasing from $280,000 in 2010 until his transitional employment ended in May 2011.

Annual Cash Incentive Compensation

Our annual cash incentive plan is designed primarily to motivate and reward executives in achieving critical financial and organizational objectives in support of the company’s annual budget and strategic plan.  Actual cash incentive payments for 2011 and paid in March 2012 to each named executive officer are set forth in the “Summary Compensation Table” below under the column for “Non-Equity Incentive Plan Compensation”.  We refer to these amounts in the discussion below for convenience as a “bonus.”

2011 Cash Incentive Plan

The objectives for our named executive officers under the 2011 cash incentive plan are itemized in the table below.  The column “Target Bonus for 100% Goal Achievement” in the table sets forth the targeted bonus for each officer if 100% of his or her objectives are achieved.  The column “Maximum Bonus Allowable” establishes the maximum bonus that the officer could receive in the event that results exceed the objectives.

Named Executive Officer	2011 Objectives	Maximum Bonus Allowable	Target Bonus for 100% Goal Achievement
Thomas S. Rooney, Jr.
·Establish and increase the Company’s visibility and presence in the investor community

·Develop management team to complete strategic plan and initiate execution of strategic imperatives

·Lead initiative of diversifying product portfolio and launching penetration into new strategic markets of significant addressable size

		100% of base salary less 2011 sign-on bonus and prorated for whole months of service during 2011	100% of base salary less 2011 sign-on bonus and prorated for whole months of service during 2011
Alexander J. Buehler
·Lead planning and execution of cost-reduction initiatives

·Build finance team to enhance managerial reporting, drive accountability by small business unit, and improve financial operations

·Lead efforts to create strategic plan and annual budget and drive implementation thereof
		50% of base salary prorated for whole months of service during 2011	50% of base salary prorated for whole months of service during 2011
Borja Sanchez-Blanco
·Meet or exceed annual revenue plan

·Meet or exceed annual orders plan

·Implement CRM by Q2 to capture all customers, prospects and opportunities, and develop sales reports and metrics

·Support the creation of revenue streams outside of our core desalination business

·Achieve sales expense budget while accomplishing the developmental goals specified above

		30% of base salary	30% of base salary
Timothy S. Dyer
·Commercialize long-life PX device and Quiet PX device to increase price and market share

·Develop prototype of energy recovery device with applications in oil & gas segment

·Complete integration of pump and turbocharger product portfolio

·Achieve R&D budget while accomplishing the developmental goals specified above
		30% of base salary	30% of base salary

The Compensation Committee determined that, based upon performance measured against the objectives summarized above, the following cash payments would be made in March 2012 under the 2011 annual cash incentive plan:

Name	% Achievement	$ Incentive Payment
Thomas S. Rooney, Jr.	90% achievement prorated for ten months of service with the sign-on bonus deducted in accordance with offer letter	$150,000
Alexander J. Buehler	100% achievement prorated for seven months of service	$87,500
Borja Sanchez-Blanco	58% achievement	$61,229	(1)
Timothy S. Dyer	15% achievement	$10,000

(1)	This amount represents €44,022 converted into dollars based on the average interbank exchange rate for 2011 (€1.00/$1.39).

Our former chief executive officer, Mr. Pique, was not a participant in the 2011 cash incentive plan, and the other named executive officers not listed above effectively forfeited their participation in the plan in connection with the end of their employment in 2011.  Consequently, their objectives and potential bonuses are not material.

2012 Cash Incentive Plan

In 2012, we adopted a revised annual incentive plan under which our executive officers and other key employees are eligible to receive annual cash incentive awards.  The Compensation Committee believes that this annual cash incentive plan fulfills the part of our compensation philosophy that rewards our executives and key employees for the achievement of short-term initiatives tied to both corporate financial performance and individual objectives.  The Compensation Committee further believes that achievement in 2012 of more than the minimum discretionary bonus pool described below will be significantly more difficult than achievement of the performance targets for the 2011 plan due to the following features of the 2012 plan:  challenging individual objectives for executive officers, addition of a corporate performance objective based on adjusted operating income (loss), and a requirement to improve this budgeted measure by a significant amount to achieve the target amount of the bonus pool.

Each participant in the plan is assigned an incentive award target that is expressed as a percentage of his or her base salary.  The targets for executive officers must be approved by the Compensation Committee.  For 2012 and with respect to the named executive officers from 2011 who continue to serve as executive officers, Mr. Rooney has an award target of $400,000 (100% of his base salary), Mr. Buehler has an award target of $183,000 (60% of his base salary), and Mr. Sanchez-Blanco has an award target of €155,400 (60% of his base salary), an amount equal to $216,143 based on the average interbank exchange rate in 2011 (€1.00/$1.39).

The corporate profitability target in 2012 is to achieve an adjusted operating income (loss) target approved by the Board of Directors.  This is defined in the plan as consolidated operating income (loss) determined under U.S. GAAP, excluding the accrued bonus expense under the plan, costs associated with an acquisition or board-approved restructuring, losses resulting from a board decision to discontinue or liquidate a business operation, gains and losses from dispositions of defined business or capital assets, refinancing of debt, losses from the write-down of intangible assets due to impairment, any income statement effect from a defined change in accounting principles, other extraordinary or unpredicted items approved by the Compensation Committee, and any other material income or loss, the realization of which is not directly attributable to the actions of senior management.

The profitability target for 2012 is a loss figure, and the plan does not require a positive adjusted operating income in order to meet the financial performance objective.

As of February 2012, the annual bonus pool for 2012 is a dollar sum of the aggregate target percentage of base salaries for all plan participants, and 100% of this sum is allocable to plan participants in accordance with the formula described further below if the profitability target is achieved.  If actual financial performance is less than the minimum performance threshold, the total bonus pool will be equal to the minimum discretionary funding as approved by the Compensation Committee.  If actual financial performance exceeds the minimum performance threshold, the allocable annual bonus pool is then increased above the minimum discretionary funding based on a linear function.

There is no maximum amount set for the annual bonus pool, and actual payments could be less than or more than the target annual bonus pool established for 2012.  However, the Compensation Committee, in its discretion, may adjust any bonus award, including increasing the amount of the bonus award or reducing the amount of the bonus award (including to zero).

To receive an award under the plan, an executive officer must achieve individual performance objectives established at the onset of the plan year.  These individual performance objectives are generally based on the individual’s position, his/her goals, and strategic objectives.  Individual performance objectives may be a combination of both financial and non-financial measures.

After the end of the plan year, the Compensation Committee will assess the achievement of the individual objectives for the named executive officers.  Each named executive would be eligible to receive a cash payment (subject to the discretion of the Compensation Committee described above) equal to:

·	base salary, multiplied by

·	target % of base salary, multiplied by

·	the bonus pool allocation ratio, multiplied by

·	the % achievement of individual objectives,

where the bonus pool allocation ratio is the actual annual bonus pool computed from the final adjusted operating income result divided by the annual bonus pool based on the aggregate target percentages of participants’ base salaries.  For new participants hired in 2012 who do not serve a full year, the Compensation Committee will also prorate the amount payable to the time in months that the individual worked for the Company during the year.

Equity-Based Incentive

The Company grants stock options to new executives and other key employees to provide incentives to increase shareholder value pursuant to the Company’s 2008 Equity Incentive Plan.  The Company did not grant equity awards under the plan to named executive officers in 2011, except for the stock option grants to Mr. Rooney and Mr. Buehler in connection with their terms of employment negotiated in 2011 and described above under “Employment Terms Negotiated in 2011 for our CEO and CFO.”

On February 16, 2012, as part of an annual stock option grant program for employees, the Compensation Committee granted options to purchase the Company’s common stock to the following named executive officers:  Mr. Rooney, in the amount of 353,982 options; Mr. Buehler, in the amount of 212,389 options; Mr. Sanchez-Blanco, in the amount of 154,867 options; and Mr. Dyer, in the amount of 22,124 options.  The vesting schedule for these grants provides that 25% of the options vest one year after continuous active service after the vesting commencement date, and thereafter, 1/48 of the options vest at the end of each month of active service.  The Compensation Committee refined its philosophy on total compensation in 2011, wherein total compensation is comprised of three components:  base salary; short-term incentives, where the company utilizes its cash incentive plan; and long-term incentives, where the Company utilizes equity-based incentives.  Accordingly, for 2011 the Compensation Committee determined an appropriate value for recurring equity grants as a component of total compensation as previously outlined in the table entitled “Distribution of Total Compensation for 2011” using the Black Scholes valuation method to determine the number of options.

Benefits

In 2011, our named executive officers based in the United States were eligible to participate in our standard benefits programs on the same basis provided to all of our other U.S. employees, including medical, dental, and vision insurance; short- and long-term disability insurance; and health and dependent care flexible spending accounts.  Mr. Sanchez-Blanco was eligible to participate in standard benefits programs on the same basis provided to all other employees of our Spanish affiliate.  All named executive officers and other executives are offered special life and accidental death and dismemberment insurance benefits.  In 2012, we updated long-term disability benefits, which resulted in an increase in coverage for certain executive officers.

We also maintain a tax-qualified 401(k) plan, which provides for broad-based employee participation in the United States.  Under the 401(k) plan, all of our U.S. employees are eligible to receive matching company contributions at the discretion of the Compensation Committee of the Board of Directors within IRS guidelines.  The matching contribution in 2011 was 50% of the first 6% contributed by the employee, capped at an amount equal to 3% of each participant’s pretax base compensation, and calculated and paid on an annual basis subject to the approval of the Compensation Committee and applicable federal limits.  On March 5, 2012, the Compensation Committee approved the discretionary matching contribution for 2011.  For subsequent periods, the Compensation Committee will evaluate performance in accordance with the annual budget as part of this approval process.  Matching contributions will vest over a four-year period at the rate of 25% per year.  We do not provide defined benefit pension plans or defined contribution retirement plans to our named executive officers other than the 401(k) plan.

Severance and Termination Compensation

We do not currently have individual employment agreements with our named executive officers, except for Thomas S. Rooney, Jr., Alexander J. Buehler, and Borja Sanchez-Blanco.  All named executive officers were participants in our change in control severance plan described under the next caption below. The terms of Mr. Rooney’s and Mr. Buehler’s employment with the Company include severance-related provisions set forth in their respective offer letters.  Mr. Sanchez-Blanco is employed by our Spanish subsidiary and has severance-related provisions in his employment agreement that reflect common practice under Spanish employment law.  Severance-related terms for Mr. Rooney, Mr. Buehler, and Mr. Sanchez-Blanco are summarized below following the “Grants of Plan-Based Awards” table.

Upon his resignation as a full-time employee, the Company paid Mr. Pique a retirement bonus in the amount of $565,000, payable in two installments.  The purpose of the retirement bonus was to reward Mr. Pique for his eleven (11) years of service with the Company, during nine (9) of which he served as its chief executive officer, and for his critical role in the success of the Company’s initial public offering in July 2008.  The award was also designed to compensate Mr. Pique for his lower-than-competitive base salary and equity awards during his tenure as chief executive officer.

Effective as of his last day as a member of the Board, Mr. Pique was retained as a consultant, a service he will provide until April 2013.  In exchange for his consulting services, Mr. Pique’s unvested options will continue to vest and remain outstanding and exercisable as long as he provides continuous consulting services to the Company.  These options are described in the notes following the “Outstanding Equity Awards at December 31, 2011” table below.

Upon his resignation as a full-time employee, the Company paid Mr. Willardson a bonus in the amount of $30,000, a severance equivalent to twelve (12) months of base salary ($275,000) payable in one lump-sum installment, and payment for the cost of group employee benefit coverage continuation under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) to the same extent previously provided by the Company’s group plans through December 31, 2011, or until Mr. Willardson becomes eligible for group insurance benefits from another employer, whichever occurs first.  The purpose of the severance payment was to reward Mr. Willardson for his years of service with the Company, his service as chief financial officer, the completion of transition work prior to his resignation, and his role in the success of the Company’s initial public offering in July 2008.

Effective November 30, 2011, upon her resignation as a full-time employee, and in exchange for a signed and unrevoked release agreement, the Company paid Ms. Bostick severance payment equivalent to twelve (12) months of base salary ($240,000) payable in two installments.  The purpose of the severance payment was to reward Ms. Bostick for her years of service with the Company, her service as general counsel, and for her role in leading the corporate governance and compliance efforts of the Company after its initial public offering in July 2008.

Effective December 31, 2011, upon his resignation as a full-time employee, and in exchange for a signed and unrevoked release agreement, the Company paid Mr. Sandlin severance including the following aspects: a single lump-sum payment in the amount of $63,300.96; the sum of twelve (12) months base salary ($195,000) payable in bi-weekly installments corresponding with the Company’s regular pay schedule; and payment for the cost of group employee benefit coverage continuation under COBRA to the same extent previously provided by the Company’s group plans through June 30, 2013, or until Mr. Sandlin becomes eligible for group insurance benefits from another employer, whichever occurs first.  The purpose of the severance payment was to reward Mr. Sandlin for his years of service with the Company, his service as vice president of manufacturing, and for his role in establishing manufacturing capabilities.

Change in Control Severance Plan

In August 2009, the Company’s Board of Directors adopted a Change in Control Severance Plan for key employees.  In March 2012, the Board adopted a revised Change in Control Severance Plan (“the CIC Plan”) for highly-paid employees.  On December 31, 2012 and on each anniversary thereafter, the CIC Plan will be extended automatically for an additional year unless the Compensation Committee of the Board of Directors delivers written notice, at least six months prior to the end of each such term, to each participant that the CIC Plan will not be extended.

Each of the named executive officers currently serving participates in the CIC Plan, while none of the former officers listed in the tables below are participants in the 2012 CIC Plan described below.

The CIC Plan is summarized under the caption “Potential Payments Upon Termination or Change of Control” below following the compensation tables.  Designed as a retention tool, the CIC Plan protects participating executives from economic harm in the event that their employment is actually or constructively terminated after a change in control of the Company.  Under this “double trigger” approach, participating executives are eligible for severance and other benefits under the CIC Plan if they are terminated without “Cause” or leave for “Good Reason,” as those terms are defined below, within eighteen (18) months after a change in control of the company.

Tax Deductibility

Section 162(m) of the Internal Revenue Code (the “Code”) generally disallows a tax deduction to public corporations for compensation in excess of $1 million paid for any fiscal year to certain executive officers.  Performance-based compensation is not subject to the $1 million deduction limit if certain requirements are met.  Our Compensation Committee may consider the impact of Code Section 162(m) when designing our cash and equity bonus programs, but may elect to provide compensation that is not fully deductible as a result of Code Section 162(m) if it determines that the program is in our best interests.

To maintain the flexibility to grant performance-based equity awards under our 2008 Equity Incentive Plan that will be fully deductible for federal income tax purposes, the Company must submit its plan for stockholder approval and obtain approval of the material terms of the plan in accordance with the applicable tax regulations as more fully set forth under “Proposal No. 4, Approval of the Amended and Restated 2008 Equity Incentive Plan and Re-Approval of Material Terms Related to Performance-Based Compensation.”

Compensation Committee Report

This report is not deemed to be soliciting material filed with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed with the SEC.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) set forth above with the Company’s management. Based on the review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the CD&A be included in this proxy statement.

MEMBERS OF THE COMPENSATION COMMITTEE

Arve Hanstveit, Chair
Paul M. Cook
Fred Olav Johannessen
Marie-Elisabeth Paté-Cornell
Dominique Trempont

Summary Compensation Table

The table below summarizes the compensation information with respect to the named executive officers for the applicable fiscal years ending December 31, 2011; December 31, 2010; and December 31, 2009.

Effective February 16, 2011, G.G. Pique retired from his position as chief executive officer, and the Board of Directors appointed Thomas S. Rooney, Jr. as the Company’s chief executive officer and as a director.  Mr. Rooney was elected to the Board by shareholder vote in June 2011.  Thomas D. Willardson resigned from his position as chief financial officer and was succeeded by Alexander J. Buehler in that position, effective May 23, 2011.  On October 21, 2011, Carolyn F. Bostick resigned her position as general counsel in connection with the Company’s decision to discontinue that position and outsource most of its legal functions.  Effective December 31, 2011, Terrill Sandlin resigned his position as vice president of manufacturing.  This position has been filled by Nocair Beneslah as of January 1, 2012.  Effective February 24, 2012, Timothy S. Dyer transitioned out of the chief technology position and into an engineering position.  The chief technology position has been filled by Dr. Prem Krish.  SEC rules require the inclusion of the former officers listed in this paragraph in the compensation tables below except as otherwise noted.

Name	Year	Salary ($)		Bonus ($)		Stock Awards ($)(6)	Option Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(8)	Total ($)
Thomas S. Rooney, Jr.,	2011	$350,000	(1)	$150,000	(3)	—	$1,259,697	$150,000	(7)	$11,570	$1,921,267
President and Chief
Executive Officer

Alexander J. Buehler, ,	2011	$181,250	(1)	$100,000	(3)	—	$510,137	$87,500	(7)	$5,159	$884,046
Chief Financial Officer

Borja Sanchez-Blanco,	2011	$351,892	(2)	—		—	—	$61,229	(7)	$34,722	$447,843
Senior Vice President	2010	$335,153	(2)	—		—	$298,282	—		$1,208	$634,643
of Sales	2009	$353,327	(2)	—		$142,600	$172,566	—		$8,942	$677,435

Former Officers Included Pursuant to SEC Rules

G.G. Pique,	2011	$175,000	(1)	—		—	—	—		$570,507	$745,507
President and Chief	2010	$280,000		—		—	—	—		$7,317	$287,317
Executive Officer	2009	$350,000		—		—	$1,735,670	—		$7,530	$2,093,200

Thomas D. Willardson,	2011	$114,583	(1)	$30,000	(4)	—	—	—		$280,662	$425,245
Chief Financial	2010	$275,000		—		—	$182,475	—		$8,920	$466,395
Officer	2009	$275,000		—		$28,520	$34,513	—		$11,111	$349,144

Carolyn F. Bostick,	2011	$206,154		—		—	—	—		$247,848	$454,002
General Counsel	2010	$240,000		—		—	$85,564	—		$7,356	$332,920
	2009	$240,000		—		$42,780	$51,770	$72,000		$7,836	$414,386

Terrill Sandlin,	2011	$195,000		—		—	—	—		$265,936	$460,936
Vice President of	2010	$195,000		—		—	—	—		$7,359	$202,359
Manufacturing	2009	$187,000		—		—	—	$58,500		$7,373	$252,873

Timothy S. Dyer,	2011	$220,000		—		—	—	$10,000	(7)	$46,349	$276,349
Chief Technology	2010	$210,000		$1,500	(5)	—	$192,779	—		$33,171	$437,450
Officer	2009	$158,333		$59,634	(5)	—	$116,662	$31,667		$6,625	$372,921

(1)
These annual base salaries have been prorated based on the number of months of service during 2011 as follows:  Mr. Rooney (annual base salary ($400,000) prorated for ten and one-half (10.5) months of service); Mr. Buehler (annual base salary ($300,000) prorated for seven and one-quarter (7.25) months of service); Mr. Pique (annual base salary ($350,000) prorated for six (6) months of service; and Mr. Willardson (annual base salary ($275,000) prorated for five (5) months of service.

(2)
The base salary of Mr. Sanchez-Blanco for each of 2011, 2010, and 2009 was €253,000.  The figures here represent the value of his annual salary in U.S. dollars based on the average interbank exchange rates for 2011 (€1.00/$1.39), 2010 (€1.00/$1.32) and 2009 (€1.00/$1.39), respectively.

(3)	The 2011 amounts for Mr. Rooney and Mr. Buehler represent the sign-on bonuses discussed in the “Compensation Discussion and Analysis” section of this Proxy.

(4)	The 2011 amount for Mr. Willardson represents bonus payment for completion of transition work to the new chief financial officer.

(5)	In 2010, Mr. Dyer received an employee hire referral bonus of $1,500. In 2009, Mr. Dyer received a sign-on bonus upon hire on March 1, 2009 of $57,000 and an employee referral bonus of $2,634.

(6)
The amounts in the “Stock Awards” and the “Option Awards” column set forth the grant date fair value of awards granted in the years indicated and do not state cash payments or value realized by the individual.  The methodology and assumptions used to calculate the grant date fair value is discussed in Note 2 of the notes to our financial statements included in our Annual Report on Form 10-K.

(7)
In 2012, Mr. Rooney, Mr. Buehler, and Mr. Dyer received cash incentive bonuses for 2011 of $150,000, $87,500, and $10,000, respectively.  The cash incentive bonus amount for Mr. Sanchez-Blanco was €44,022, valued in U.S. dollars based on the average interbank exchange rate for 2011 (€1.00/$1.39).

(8)	“All Other Compensation” in the “Summary Compensation Table” above includes the following components:

Name	Year	Life Insurance Premium ($)	Housing Allowance ($)	401K Matching ($)	Other ($)		Total ($)
Thomas S. Rooney, Jr.	2011	$570	—	$11,000	—		$11,570

Alexander J. Buehler	2011	$399	—	$4,760	—		$5,159

Borja Sanchez-Blanco	2011	$1,208	—		$33,514	(A)	$34,722
	2010	$1,208	—	—	—		$1,208
	2009	$1,334	—	—	$7,608	(A)	$8,942

G.G. Pique	2011	$285	—	$5,222	$565,000	(B)	$570,507
	2010	$670	—	$6,647	—		$7,317
	2009	$634	—	$6,896	—		$7,530

Thomas D. Willardson	2011	$342	—	$5,320	$275,000	(B)	$280,662
	2010	$670	—	$8,250	—		$8,920
	2009	$634	—	$10,477	—		$11,111

Carolyn F. Bostick	2011	$627	—	$7,221	$240,000	(B)	$247,848
	2010	$670	—	$6,686	—		$7,356
	2009	$634	—	$7,202	—		$7,836

Terrill Sandlin	2011	$684	—	$6,951	$258,301	(B)	$265,936
	2010	$670	—	$6,689	—		$7,359
	2009	$634	—	$6,739	—		$7,373

Timothy S. Dyer	2011	$684	$39,157	$6,508	—		$46,349
	2010	$223	$25,908	$7,040	—		$33,171
	2009	$528	—	$6,097	—		$6,625

(A)
In 2011, the other compensation amount represents $26,014 in sales commissions and $7,500 in personal tax preparation services offered to Mr. Sanchez-Blanco as part of his agreement to relocate to our Spanish affiliate.  The 2009 amount also represents personal tax preparation services.

(B)	In 2011, the amount represents the severance payment in connection with termination of employment as discussed in the “Compensation Discussion and Analysis” section of this Proxy.

Grants of Plan-Based Awards in 2011

The following table sets forth information concerning non-equity incentive plan grants to the named executive officers during 2011.  The non-equity incentive plan consists of the 2011 cash incentive plan described in the “Compensation Discussion and Analysis” section above.  The actual amounts realized in respect of the non-equity plan incentive awards are reported in the “Summary Compensation Table” under the “Non-Equity Incentive Compensation Bonus Plan” column.  The table also sets forth information with respect to stock awards and option awards granted by our Company during 2011.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)						All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Options
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)		Units (#)	Options (#)	Awards ($/sh)	Awards ($)(2)
Thomas S. Rooney, Jr.		—	$183,333		$183,333		—	—	—	—
	2/18/11							800,000	$3.41	$1,259,697

Alexander J. Buehler		—	$87,500		$87,500		—	—	—	—
	6/1/11							400,000	$2.58	$510,137

Borja Sanchez-Blanco		—	$105,568	(3)	$105,568	(3)	—	—	—	—

Tim Dyer		—	$66,000		$66,000		—	—	—	—

(1)
In 2011, under our cash incentive plan, Mr. Rooney was eligible to earn a bonus in an amount not to exceed 100% of his base salary, prorated for ten months of service, less his sign-on bonus; Mr. Buehler was eligible to earn a bonus in an amount not to exceed 50% of his base salary, prorated for seven months of service; and Mr. Sanchez-Blanco and Mr. Dyer were eligible to earn a bonus in an amount not to exceed 30% of their base salaries.

(2)
Amounts reflect the aggregate grant date fair value of stock awards and option awards granted in 2011, calculated in accordance with SFAS No. 123(R) without regard to estimated forfeitures.  See Note 2 of Notes to Consolidated Financial Statements for a discussion of assumptions made in determining the grant date fair value of our stock awards and option awards.

(3)
The base salary of Mr. Sanchez-Blanco is denominated in Euro.  These amounts represent percentages of his annual base salary converted into dollars based on the average interbank exchange rate for 2011 (€1.00/$1.39).

Employment Arrangements with Named Executive Officers

Thomas S. Rooney, Jr.

In February 2011, the Company entered into an employment agreement with Mr. Rooney in the form of an Offer Letter.  Under the Offer Letter, we employ Mr. Rooney for an indefinite period of time.  Mr. Rooney’s initial base salary was set at $400,000, and he also received a one-time sign-on bonus of $150,000.  If he chooses to resign from the Company for any reason (other than “Good Reason” as defined in the Company’s Change in Control Severance Plan then in effect) within the first twenty-four (24) months of his employment, he agrees to return to the Company a pro-rata share of his sign-on bonus equal to the number of months remaining in the 24-month period at the time of resignation divided by 24.

The Offer Letter provides Mr. Rooney with an annual performance bonus opportunity in an amount up to 100% of his base salary.  His bonus potential under the 2011 cash incentive plan was reduced by the amount of his sign-on bonus in accordance with the Offer Letter.

Under the Offer Letter, Mr. Rooney received options to purchase 800,000 shares of the Company’s common stock on February 18, 2011 and options to purchase 250,000 shares of the Company’s common stock on January 4, 2012.  Both option grants vest over four (4) years with twenty five percent (25%) of the shares vesting one year after the vesting commencement date, which was the first day of his employment for both awards.  After that date, one forty-eighth (1/48th) of the shares vest each month.  In the event of a Change in Control (as defined in the CIC Plan, which is discussed below under the caption “Potential Payments Upon Termination or Change of Control”), he will be paid an additional lump-sum payment of $400,000 less deductions required or permitted by applicable law on the next regular Company payroll date following the Change of Control.

In the event of an involuntary termination other than for Cause, as defined in the CIC Plan, as amended, Mr. Rooney is entitled to the following severance benefits:

·
a lump-sum payment of any and all base salary due and owing to him through the date of termination, plus an amount equal to his earned but unused vacation through the date of termination and all earned but unpaid and un-deferred bonus attributable to the year that ends immediately before the year in which the termination occurs;

·
a lump-sum payment equal to (i) eighteen (18) months of base salary if his termination occurs within the first eighteen (18) months of employment or a lump-sum payment equal to (ii) twelve (12) months of base salary if his termination occurs after the first eighteen (18) months of employment based on his annual base salary in effect as of the date of the employment termination; and

·
the immediate vesting of twenty-five percent (25%) of all unvested equity compensation held by him as of the date of termination, including unvested equity compensation where the amount payable is based on the satisfaction of performance criteria to the extent such vesting acceleration would not cause any award intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, to fail to so qualify.  The vesting acceleration is to occur in the following order:  stock options and similar equity awards would vest before “full” value equity awards and, within each category of awards, equity awards would vest in the order that they were granted.

These severance benefits are conditioned on his signing a release in favor of the Company and are reduced by deductions required or permitted by applicable law.

Alexander J. Buehler

In April 2011, the Company entered into an employment agreement with Mr. Buehler in the form of an Offer Letter.  Under the Offer Letter, we employ Mr. Buehler for an indefinite period of time.  Mr. Buehler‘s initial base salary was set at $300,000, and he also received a one-time sign-on bonus of $100,000.  If he chooses to resign from the Company for any reason (other than “Good Reason” as defined in the Company’s Change in Control Severance Plan then in effect) within the first twenty-four (24) months of his employment, he agrees to return to the Company a pro-rata share of his sign-on bonus equal to the number of months remaining in the 24-month period at the time of resignation divided by 24.

The Offer Letter provides Mr. Buehler with an annual performance bonus opportunity in an amount up to 50% of his base salary dependent upon his achievement of Company and individual objectives.  The Offer Letter also provided Mr. Buehler with reimbursement for relocation expenses up to $30,000 for expenses in excess of $50,000.

Under the Offer Letter, Mr. Buehler was granted options to purchase 400,000 shares of the Company’s common stock under the 2008 Equity Incentive Plan on June 1, 2011 and will receive recurring equity grants consisting of options to purchase shares under the 2008 Equity Incentive Plan valued at $200,000 per year subject to the Company’s standard four-year vesting schedule.

In the event of an involuntary termination other than for Cause, as defined in the CIC Plan, as amended, Mr. Buehler is entitled to the following severance benefits:

·	a lump-sum payment of any and all base salary due and owing to him through the date of termination, plus an amount equal to his earned but unused vacation through the date of termination; and

·
a lump-sum payment equal to (i) twelve (12) months of base salary if his termination occurs within the first twenty-four (24) months of employment or a lump-sum payment equal to (ii) six (6) months of base salary if his termination occurs after the first twenty-four (24) months of employment based on his annual base salary in effect as of the date of the employment termination.

Borja Sanchez-Blanco

In August 2007, our Spanish affiliate, Energy Recovery Iberia, Ltd, entered into an employment agreement with Mr. Sanchez-Blanco, a common practice under the laws of Spain and as part of a relocation package from the United States to Spain.  Under the employment agreement, our affiliate employs Mr. Sanchez-Blanco for an indefinite period of time.  Mr. Sanchez-Blanco’s initial base salary was set at €253,000, an amount equal to $351,892 for 2011 based on the average interbank exchange rate in 2011 (€1.00/$1.39).  Since he became a named executive officer in March 2009, his salary has been reviewed annually by Mr. Pique, Mr. Rooney, and the Compensation Committee for adjustments.

Under the terms of his employment agreement, Mr. Sanchez-Blanco is entitled to the following benefits in the event of an involuntary termination other than for cause:

·
lump-sum payment of any and all base salary due and owing to him through the date of termination, plus an amount equal to his earned but unused vacation through the date of termination, reimbursement for all reasonable expenses, and any earned but unpaid bonus;

·	three (3) months prior, written notice or payment equal to the amount of salary due for the difference between the period of notice given and the required notice; and

·
lump-sum payment of an amount equal to seven (7) days of salary for each year of service based on his initial employment date with the Company as of December 1, 2005, up to a maximum of six (6) months salary, less deductions required by law.

In the event of a termination of employment for cause as defined under the laws of Spain, Mr. Sanchez-Blanco will be entitled to receive:

·	a lump-sum payment of any and all base salary due and owing to him through the date of termination;

·	an amount equal to earned but unused vacation through the date of termination and reimbursement of all reasonable expenses; and

·	any earned but unpaid bonus.

If the above termination for cause as defined under the laws of Spain is found to be unfair by a final court judgment, Mr. Sanchez-Blanco would also be entitled to twenty (20) days salary for each year of service dating back to his December 1, 2005 start date with the company up to a maximum of twelve (12) months salary.

In the event that Mr. Sanchez-Blanco terminates his employment for cause under the laws of Spain, he will be entitled to receive:

·
lump-sum payment of any and all base salary due and owing to him through the date of termination, plus an amount equal to his earned but unused vacation through the date of termination, reimbursement for all reasonable expenses, and any earned but unpaid bonus; and

·
a lump-sum payment of an amount equal to seven (7) days of salary for each year of service based on his initial employment date with the company as of December 1, 2005, up to a maximum of six (6) months salary, less deductions required by law.

Upon termination for any reason, Mr. Sanchez-Blanco is also entitled to an amount equal to six (6) months salary in exchange for a one-year post-contractual duty not to compete with the Company in addition to the benefits set forth above.

Outstanding Equity Awards As of December 31, 2011

The following table presents certain information concerning equity awards held by our named executive officers as of December 31, 2011.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Option Exercise hourPrice ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Thomas S. Rooney, Jr.	—		800,000	(3)	$3.41	02/17/2021

Alexander J. Buehler	—		400,000	(4)	$2.58	05/31/2021

Borja Sanchez-Blanco	80,000	(5)	—		$1.00	12/14/2015
	30,000	(6)	—		$2.65	12/08/2016
	93,958	(7)	16,042	(7)	$8.50	06/30/2018
	30,208	(8)	19,792	(8)	$7.13	06/30/2019
	20,833	(9)	29,167	(9)	$6.09	04/15/2020
	25,000	(10)	55,000	(10)	$3.45	09/15/2010
	—		—		—	—	7,917	(11)	$20,426

G.G. Pique	150,000	(12)	—		$1.00	11/1/2015
	250,000	(13)	—		$2.65	12/8/2016
	333,333	(14)	166,667	(14)	$7.31	04/2/2019

Thomas D. Willardson	—		—		—	—	—	(15)	—

Carolyn F. Bostick	33,750	(16)	—		$6.31	11/16/2018
	9,062	(17)	—		$7.13	06/30/2019
	—		—		—	—	—	(15)	—

Timothy S. Dyer	10,312	(18)	4,688	(18)	$7.31	04/02/2019
	968	(19)	532	(19)	$8.18	05/05/2019
	11,250	(20)	8,750	(20)	$5.25	09/03/2019
	11,250	(21)	18,750	(21)	$3.40	06/02/2020
	25,000	(10)	55,000	(10)	$3.45	09/15/2020

Terrill Sandlin	5,000	(5)	—		$1.00	12/14/2015
	30,000	(6)	—		$2.65	12/08/2016
	25,625	(22)	4,375	(22)	$8.50	06/30/2018
	812	(23)	188	(23)	$9.22	09/02/2018
	6,041	(24)	3,959	(24)	$7.13	06/30/2019
	—		—		—	—	1,584	(25)	$4,087

(1)
Includes options for unvested shares, subject to time vesting, granted under the 2008 Equity Incentive Plan, the 2006 Stock Option/Stock Issuance Plan, the 2004 Stock Option/Stock Issuance Plan, and the 2002 Stock Option/Stock Issuance Plan.  The Company may repurchase unvested shares under these Plans in the event that the executive’s employment terminates prior to vesting.

(2)
Includes restricted stock units, subject to time vesting, granted under the 2008 Equity Incentive Plan.  The Company may repurchase unvested shares under this Plan in the event that the executive’s employment terminates prior to vesting.

(3)
These options were granted under the 2008 Equity Incentive Plan on February 18, 2011.  25% vested on February 17, 2012 and 1/48 vest each month thereafter.  They may become fully vested on February 17, 2015.

(4)	These options were granted under the 2008 Equity Incentive Plan on June 1, 2011. 25% will vest on May 31, 2012 and 1/48 vest each month thereafter. They may become fully vested on May 31, 2015.

(5)
These options were granted under the 2004 Stock Option/Stock Issuance Plan on December 15, 2005.  They became fully vested on December 14, 2009.  Options attributed to Mr. Sandlin were exercised on March 16, 2012.

(6)
These options were granted under the 2006 Stock Option/Stock Issuance Plan on December 9, 2006.  25% vested on December 8, 2007 and 1/48 vested each month thereafter.  They became fully vested on December 8, 2010.  Options attributed to Mr. Sandlin were forfeited on April 1, 2012 due to termination of employment.

(7)	These options were granted under the 2008 Equity Incentive Plan on July 1, 2008. 25% vested on June 30, 2009 and 1/48 vest each month thereafter. They may become fully vested on June 30, 2012.

(8)	These options were granted under the 2008 Equity Incentive Plan on July 1, 2009. 25% vested on June 30, 2010 and 1/48 vest each month thereafter. They may become fully vested on June 30, 2013.

(9)	These options were granted under the 2008 Equity Incentive Plan on April 15, 2010. 25% vested on April 14, 2011 and 1/48 vest each month thereafter. They may become fully vested on April 14, 2014.

(10)
These options were granted under the 2008 Equity Incentive Plan on September 16, 2010.  25% vested on September 15, 2011 and 1/48 vest each month thereafter.  They may become fully vested on September 15, 2014.

(11)
These restricted stock units were granted under the 2008 Equity Incentive Plan on July 1, 2009.  25% vested on June 30, 2010 and 1/48 vest each month thereafter.  They may become fully vested on June 30, 2013.

(12)
This amount represents warrants granted for compensatory purposes on November 1, 2005, which were fully exercisable on the date of grant.  These warrants remain outstanding and exercisable until they expire on November 1, 2015.

(13)
These options were granted under the 2006 Stock Option/Stock Issuance Plan on December 9, 2006.  25% vested on December 8, 2007 and 1/48 vest each month thereafter.  Under an amendment dated January 1, 2008 to his employment agreement, these options became fully vested as of December 31, 2009.  These options remain outstanding and exercisable if Mr. Pique provides continuing consulting services to the Company until April 2013.

(14)
These options were granted under the 2008 Equity Incentive Plan on April 3, 2009.  25% vested on April 2, 2010 and 1/48 vest each month thereafter.  They may become fully vested on April 2, 2013.  These options remain outstanding and exercisable and will continue to vest if Mr. Pique provides continuing consulting services to the Company until April 2013.

(15)	These awards were forfeited after termination of employment. Mr. Willardson had no outstanding options on December 31, 2011.

(16)
These options were granted under the 2008 Equity Incentive Plan on November 17, 2008.  25% vested on November 16, 2009 and 1/48 vest each month thereafter.  These options were forfeited on March 1, 2012 due to termination of employment.

(17)
These options were granted under the 2008 Equity Incentive Plan on July 1, 2009.  25% vested on June 30, 2010 and 1/48 vest each month thereafter.  These options were forfeited on March 1, 2012 due to termination of employment.

(18)	These options were granted under the 2008 Equity Incentive Plan on April 3, 2009. 25% vested on April 2, 2010 and 1/48 vest each month thereafter. They may become fully vested on April 2, 2013.

(19)	These options were granted under the 2008 Equity Incentive Plan on May 6, 2009. 25% vested on May 5, 2010 and 1/48 vest each month thereafter. They may become fully vested on May 5, 2013.

(20)
These options were granted under the 2008 Equity Incentive Plan on September 4, 2009.  25% vested on September 3, 2010 and 1/48 vest each month thereafter.  They may become fully vested on September 3, 2013.

(21)	These options were granted under the 2008 Equity Incentive Plan on June 3, 2010. 25% vested on June 2, 2011 and 1/48 vest each month thereafter. They may become fully vested on June 2, 2014.

(22)
These options were granted under the 2008 Equity Incentive Plan on July 1, 2008.  25% vested on June 30, 2009 and 1/48 vest each month thereafter.  Vested options were forfeited on April 1, 2012 due to termination of employment.

(23)
These options were granted under the 2008 Equity Incentive Plan on September 3, 2008.  25% vested on September 2, 2009 and 1/48 vest each month thereafter.  Vested options were forfeited on April 1, 2012 due to termination of employment.

(24)
These options were granted under the 2008 Equity Incentive Plan on July 1, 2009.  25% vested on June 30, 2010 and 1/48 vest each month thereafter.  Vested options were forfeited on April 1, 2012 due to termination of employment.

(25)
These restricted stock units were granted under the 2008 Equity Incentive Plan on July 1, 2009.  25% vested on June 30, 2010 and 1/48 vest each month thereafter.  These options were forfeited on January 1, 2012 due to termination of employment.

Option Exercises and Stock Vested in 2011

In 2011, none of our named executive officers exercised any options.  In 2011, the following restricted stock awards vested for the following named executive officers:

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (S)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (S)
Borja Sanchez-Blanco	—	—	5,000	$15,333
Carolyn F. Bostick	—	—	1,375	$4,284
Terrill Sandlin	—	—	1,000	$3,068
Thomas D. Willardson	—	—	500	$1,621

Potential Payments Upon Termination or Change of Control

We adopted a revised Change in Control Plan (the “CIC Plan”) in March 2012 for highly paid employees.  Each of the named executive officers currently serving participates in the CIC Plan.  None of the former officers listed in the tables above are participants in the 2012 CIC Plan described below and are therefore omitted from this section.

Except for the CIC Plan, Mr. Rooney’s and Mr. Buehler’s severance terms under their respective Offer Letters, and Mr. Sanchez-Blanco’s severance terms under his employment agreement summarized above under “Employment Arrangements with Named Executive Officers”, these individuals do not otherwise have an agreement, plan, or arrangement that provides for payments in connection with any employment termination, change in control of the Company, or change in their responsibilities.

The CIC Plan became effective on March 5, 2012.  On December 31, 2012 and on each anniversary thereafter, the CIC Plan will be extended automatically for an additional year unless the Compensation Committee of the Company’s Board of Directors delivers written notice, at least six months prior to the end of each such term, to each participant that the CIC Plan will not be extended.

The Compensation Committee is authorized by the CIC Plan to designate any full-time employee of the Company as a participant.  As was the case with the previous CIC Plan, the participants include the Company’s executive officers and other designated key employees.

A participant is entitled to severance benefits under the CIC Plan if a change of control occurs and the acquiring company terminates the participant’s employment without cause, or the participant terminates his or her employment with good reason, in either case within 18 months after a change in control (including, but not limited to, an acquisition of a controlling interest in the Company by a third party).  The CIC Plan sets forth definitions of cause, good reason, and change in control, which are described in full at the end of this summary.

The severance benefits, conditioned on the participant’s signing a release in favor of the Company and complying with certain other covenants under the agreement, include the following (in addition to then earned and unpaid sums owed less deductions required or permitted by law):

·	A lump-sum payment equal to (i) 12 months of regular base pay plus (ii) 100% of the participant’s target annual bonus for the fiscal year in which the change in control occurs;

·
Immediate vesting of all unvested equity compensation held by the participant as of the date of termination (and for this purpose, all performance criteria, if any, underlying unvested awards are deemed to be satisfied at 100% of target) (as described further below);

·
The Company’s regular share of the monthly premium under COBRA, if the participant timely elects to continue medical, dental, and vision benefits under COBRA, for up to 12 months after employment termination (but not continuing after the participant becomes eligible for these benefits with another employer); and

·	Payment by the Company of up to $10,000 for reasonable costs of outplacement services.

The CIC Plan also provides that if a change in control occurs and a participant’s equity compensation is not converted, assumed, or replaced by a successor entity with an equivalent award, then immediately prior to the change in control, the participant’s equity compensation shall become fully exercisable and vested and all forfeiture restrictions on such equity compensation shall immediately lapse.  In the case of equity compensation, the amount of which is based on the satisfaction of performance criteria, all performance criteria will be deemed satisfied at target.  The conversion, assumption, or replacement of an equity award for an equity award of stock that is not publicly traded shall not be considered an equivalent award for purposes of the CIC Plan.

In no event is the Company obligated to gross up any payment or benefit to a participant to avoid the effects of the “parachute rules” of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended.  However, benefits to a participant may be reduced if the reduction would result in the participant receiving a greater payment on an after-tax basis due to the operation of those sections of the tax law.  Also, payments may be conditioned or delayed as needed to be exempt from or comply with Section 409A of that Code relating to “nonqualified deferred compensation.”

The definitions of cause, good reason, and change in control are set forth at the end of this summary.

The CIC Plan also obligates the Company to make all payments to a Participant required by applicable law upon employment termination such as earned but unpaid salary and bonus (without regard to a release or other covenants of the participant in the CIC Plan and subject to deductions required or permitted by applicable law).

Key Defined Terms of the Change In Control Plan

“Cause” means in the context of employment termination: (i) any act by participant in the course of employment or participant’s performance of any act which, if participant were prosecuted, would constitute a felony; (ii) participant’s failure to carry out his or her material duties, after not less than thirty (30) days prior written notice of such failure, and which failure is unrelated to an illness or disability of not greater than twelve (12) work weeks; (iii) participant’s dishonesty towards or fraud upon the Company which is injurious to the Company; (iv) participant’s violation of confidentiality obligations to the Company or misappropriation of Company assets; or (v) participant’s death or disability, as defined in the Company long-term disability plan in which the participant participates or, if the participant does not participate in such a plan, the principal long-term disability plan that covers the Company’s senior-level executives.

“Change in Control” means: (i) an acquisition of 50% or more of the outstanding common stock or voting securities of the Company by any person or entity, other than the Company, a Company employee benefit plan, or a corporation controlled by the Company’s shareholders; (ii) changes in the composition of the Board over a rolling twelve-month period, which changes result in less than a majority of the directors consisting of Incumbent Directors.  “Incumbent Directors” include directors who are or were either (x) members of the Board as of the Effective Date or (y) elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination.  Incumbent Directors do not include any individual not otherwise an Incumbent Director whose election or nomination resulted from an actual or threatened proxy contest (relating to the election of directors to the Board) or (iii) consummation of a complete liquidation or dissolution of the Company, or a merger, consolidation, or sale of all or substantially all of the Company’s then existing assets (collectively, a “Business Combination”) other than a Business Combination: (x) in which the stockholders of the Company immediately prior to the Business Combination receive 50% or more of the voting stock resulting from the Business Combination, (y) through which at least a majority of the members of the Board are Incumbent Directors, and (z) after which no individual, entity, or group (excluding any corporation resulting from the Business Combination or any employee benefit plan of such corporation or of the Company) owns 50% or more of the stock of the corporation resulting from the Business Combination who did not own such stock immediately before the Business Combination.

“Good Reason” means the occurrence of any one or more of the following without the participant’s express written consent: (i) the termination or material breach of this CIC Plan by the Company; (ii) the failure by the Company to have any successor, or any assignee of all or substantially all of the Company’s assets, assume this CIC Plan; (iii) any material diminishment in participant’s title, position, duties, responsibilities, or status other than those in effect immediately prior to the Change in Control (including, in the case of a participant who is the chief executive officer who reports directly to the Board or a participant who is the chief financial officer or general counsel who reports directly to the chief executive officer immediately prior to the change, if, after such Change in Control, the chief executive officer no longer reports directly to the Board of a public company and the chief financial officer and/or general counsel no longer reports directly to the chief executive officer of a public company), it being understood that in the case of a participant other than the chief executive officer, chief financial officer, or general counsel, a participant’s reporting to a business unit head instead of to the chief executive officer will not constitute a material diminishment if the participant’s duties and responsibilities otherwise remain substantially the same; (iv) any material reduction in, limitation of, or failure to pay or provide any compensation provided to the participant under any agreement or understanding between the participant and the Company, pursuant to the Company’s policies and past practices, as of the date immediately prior to the Change in Control; (v) any material reduction in the participant’s base salary or target bonus opportunity from the amounts in effect immediately prior to the Change in Control; or (vi) any change in the participant’s place of employment that increases participant’s commuting distance by more than 30 miles over his or her commuting distance immediately prior to the Change in Control.  Good Reason will only be deemed to exist if the participant provides notice of the condition(s) constituting Good Reason within 30 days of the existence of the condition and gives the Company 30 days from its receipt of such notice to remedy the condition.  If the condition is remedied, Good Reason will not be deemed to exist.

The benefits provided in the CIC Plan and Mr. Sanchez-Blanco’s agreement are summarized in the tables below, and the amounts shown assume hypothetically that each applicable termination or event was effective as of December 31, 2011.  The actual amounts that will be paid can only be determined at the time of the termination or other applicable event.

The tables below do not include payments that are generally required by applicable law for all salaried employees (notwithstanding that these requirements are referred to in the applicable arrangement) such as payment of accrued but unpaid wages and unused vacation in connection with an assumed employment termination as of December 31, 2011, or rights to previously incurred business expense reimbursement or vested 401(k) accounts.  The amounts set forth below do not reflect taxes, tax withholding, or other deductions required by law and may be subject to reduction or delay in payment in accordance with the specific provisions of the applicable arrangement or law.

Benefits under the Change in Control Plan

The payments summarized below are triggered if a change of control occurs, and the acquiring company terminates the participant’s employment without cause, or the participant terminates his employment with good reason, in either case within 18 months after a change in control (including, but not limited to, an acquisition of a controlling interest in the Company by a third party).

Name	Lump-Sum Payment		Vesting of all Unvested Equity Compensation Awards, Including Time and Performance Vesting Awards (1)	COBRA Benefits for up to 12 Months (Medical, Dental, Vision, and Life Insurance Benefits)	Maximum Outplacement Services Reimbursement
Thomas S. Rooney, Jr.	$1,183,333	(2)		$4,817	$10,000
Alexander J. Buehler	$687,500	(3)		$6,537	$10,000
Borja Sanchez-Blanco	$457,459	(4)	$20,426	$5,004	$10,000

(1)
The CIC Plan further provides that all unvested equity compensation held by a participant will vest and become exercisable immediately prior to a Change in Control (whether or not the participant’s employment is terminated) if a Change of Control occurs and (i) the Company’s shares are no longer publicly traded or (ii) if a publicly-traded company acquires the Company but does not replace unvested Company awards with defined equivalent equity compensation applicable to the acquiring company’s stock.  For this purpose, all performance criteria, if any, underlying unvested awards are deemed to be satisfied at 100% of target.  The amount in this column for vesting of equity compensation awards assumes hypothetically that each applicable trigger under the CIC Plan occurred on December 31, 2011.  If only the trigger set forth in this note (1) is assumed to occur, the benefits listed in the other columns would not apply.

(2)
This amount consists of twelve (12) months base pay, 100% of his target annual bonus (prorated for ten (10) months of service in 2011 less his sign-on bonus), and eighteen (18) months base pay as required under his Offer Letter in the event of termination for any reason prior to eighteen (18) months of service in exchange for a signed and unrevoked release agreement.

(3)
This amount consists of twelve (12) months base pay, 100% of his target annual bonus (prorated for seven (7) months of service in 2011), and twelve (12) months base pay as required under his Offer Letter in the event of termination for any reason prior to twenty-four (24) months of service in exchange for a signed and unrevoked release agreement.

(4)
This amount consists of twelve (12) months base pay and 100% of his target annual bonus.  The base salary of Mr. Sanchez-Blanco is denominated in Euro.  This amount represents his annual base salary converted into dollars based on the average interbank exchange rate for 2011 (€1.00/$1.39).

Additional Benefits Due To Mr. Sanchez-Blanco Under His Employment Agreement

Name	If the Company Terminates his Employment without Cause (1)		If the Company Terminates his Employment with Cause but a Spanish Court Rules the Termination is Unfair (2)		If he Terminates his Employment for Cause Under the Laws of Spain (3)

Borja Sanchez-Blanco	$320,763	(4)	$338,358	(4)	$232,790	(4)

(1)
Lump-sum consisting of up to three (3) months of salary to the extent that less than three (3) months termination notice is given, plus seven (7) days of salary for each year of service after his initial employment date of December 1, 2005, up to a maximum of six (6) months of salary, plus six (6) months of salary that would be due him for a one-year post-contractual duty not to compete required under his employment contract in the event of termination for any reason.

(2)
Lump-sum consisting of twenty (20) days of salary for each year of service after December 1, 2005, up to a maximum of twelve (12) months salary, plus six (6) months of salary that would be due him for a one-year post-contractual duty not to compete required under his employment contract in the event of termination for any reason.

(3)
Lump-sum consisting of seven (7) days of salary for each year of service after December 1, 2005, up to a maximum of six (6) months salary, plus six (6) months of salary that would be due him for a one-year post-contractual duty not to compete required under his employment contract in the event of termination for any reason.

(4)	The base salary of Mr. Sanchez-Blanco is denominated in Euro. These amounts represent his annual base salary converted into dollars based on the average interbank exchange rate for 2011 (€1.00/$1.39).

EQUITY COMPENSATION PLANS

THE FOLLOWING TABLE SETS FORTH INFORMATION AS OF DECEMBER 31, 2011, ABOUT SHARES OF THE COMPANY’S COMMON STOCK THAT MAY BE ISSUED UNDER THE COMPANY’S EQUITY COMPENSATION PLANS.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders (1)	4,856,497	$5.10	4,557,910
Equity compensation plans not approved by security holders (2)	150,000	$1.00	—
Total / Weighted Ave./ Total	5,006,497	$4.98	4,557,910

(1)
Represents shares of the Company’s common stock issuable upon exercise of options and vesting of restricted stock units outstanding under the following equity compensation plans: the 2002 Stock Option/Stock Issuance Plan, the 2004 Stock Option/Stock Issuance Plan, the 2006 Stock Option/Stock Issuance Plan, and the 2008 Equity Incentive Plan.

(2)	Represents warrants granted for compensatory purposes on November 1, 2005, that were fully exercisable on the date of grant.

(3)
This calculation does not take into account shares underlying restricted stock unit awards that may be delivered in the future upon satisfaction of applicable vesting requirements and deferral arrangements.

REPORT OF THE AUDIT COMMITTEE

This report is not deemed to be soliciting material filed with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed with the SEC.

The Audit Committee has reviewed and discussed with management the financial statements for the year ended December 31, 2011, audited by BDO USA, LLP, the Company’s independent registered public accounting firm.

The Audit Committee has discussed with BDO USA, LLP matters required to be discussed by SAS 61, as amended.  The Audit Committee has also received the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the communications of BDO USA, LLP with the Audit Committee concerning independence and has discussed with BDO USA, LLP its independence.

Based upon such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission.

The Audit Committee and the Board of Directors also have appointed BDO USA, LLP as its independent registered public accounting firm for the year ending December 31, 2012.

MEMBERS OF THE AUDIT COMMITTEE

Dominique Trempont, Chair
Arve Hanstveit
Fred Olav Johannessen
Robert Yu Lang Mao

DIRECTORS AND MANAGEMENT

Executive Officers and Directors

Our executive officers, director nominees, and continuing directors, and their ages and positions as of April 9, 2012, are set forth below:

Name	Age	Position
Thomas S. Rooney, Jr.	52	President, Chief Executive Officer, and Director
Hans Peter Michelet	52	Director and Chairman of the Board
Paul Cook	87	Director
Arve Hanstveit	57	Director
Fred Olav Johannessen	58	Director
Robert Yu Lang Mao	68	Director
Marie-Elisabeth Paté-Cornell	63	Director
Dominique Trempont	57	Director
Alexander J. Buehler	36	Chief Financial Officer
Borja Sanchez-Blanco	43	Senior Vice President of Sales
Deno G. Bokas	50	Vice President of Finance and Chief Accounting Officer
Nocair Bensalah	43	Vice President of Manufacturing

Thomas S. Rooney, Jr. joined the Company as its president and chief executive officer in February 2011.  He was appointed by the Board as a director in February 2011 and elected to that position by the shareholders in June 2011.  He served as president and chief executive officer of SPG Solar, Inc., which is in the business of manufacturing and installing solar photovoltaic power systems, from May 2009 to December 2010.  He has served on the Board of Directors of Enertech Environmental, Inc., an innovator in the area of clean combustion technologies for biosolids, since April 2009 and as Board Chairman since August 2010, and he has served as a member of the Technology Advisory Board of Advanced Energy Industries (NASDAQ: AEIS), a maker of industrial power conversion products, since 2010.  From July 2003 to August 2007, he served as president and chief executive officer of Insituform Technologies, Inc. (NASDAQ: INSU), a leading supplier of water infrastructure technology and services for municipalities and industry, including oil and gas.  From 2008 to 2010, he served on the Board of Directors of China-based Duoyuan Global Water, Inc. (NYSE: DGW), a manufacturer and distributor of water purification products that he helped bring public on the New York Stock Exchange in 2009.  From 1997 to 2003, he was senior vice president of Gilbane Building Corporation, Inc. and from 1982 to 1997, he held various positions with increasing responsibility at Turner Construction Company and Centex Corporation.

Hans Peter Michelet joined the Board of Directors in August 1995 and was appointed chairman of the board in September 2004.  Before joining our Board, Mr. Michelet was a senior manager with Delphi Asset Management, an asset management firm based in Norway, and served as chief executive officer of Fiba Nordic Securities, a Scandinavian investment bank.  He also held management positions with Finanshuset and Storebrand Insurance Corporation.  From January 2005 to November 2007, Mr. Michelet served as our interim chief financial officer, and he became our executive chairman in March 2008.  Mr. Michelet has been a member of the Board of Directors of SynchroNet Logistics Inc., a maritime technology service provider since June 2000 and a director of Profunda AS, a commercial cod farm.  Mr. Michelet holds a B.A. in Finance from the University of Oregon.  The Board selected Mr. Michelet as a director and its chairman because of his experience as an investor and entrepreneur, his senior management experience in multi-cultural financial institutions, his strong organizational and leadership skills, and his knowledge of company operations and markets.

Paul M. Cook has served as a member of the Board of Directors since July 2008.  Mr. Cook is the founder of Raychem Corporation, a pioneer in material science based on radiation chemistry.  Mr. Cook served as its chief executive officer and chairman of the board for 33 years and oversaw Raychem’s growth through innovation and market creation into a $1.6 billion global enterprise.  Mr. Cook is the chairman of Global Translation, Inc., a private company that provides automated translation services for television stations and networks, a position he has held since December 2006.  Mr. Cook is a member of the National Academy of Engineering and the American Academy of Science.  He is a member of the Bay Area Business Hall of Fame and received the National Medal of Technology in 1988.  Mr. Cook holds a B.S. in Engineering from Massachusetts Institute of Technology.  The Board selected Mr. Cook as a member after its initial public offering because of his successful tenure as founder and chief executive officer of a high-growth technology company, his expertise in material science and markets, and his strategic and organizational business acumen.

Arve Hanstveit joined the Board of Directors in August 1995.  Since August 1997, Mr. Hanstveit has served as partner and vice president of ABG Sundal Collier, a Scandinavian investment bank, where he is responsible for advising U.S. institutional investors on equity investments in Nordic companies.  Prior to joining ABG Sundal Collier, Mr. Hanstveit worked as a securities analyst and as a portfolio manager for a large U.S. institutional investor.  Mr. Hanstveit has served on the Board of Directors of Kezzler AS, a privately-held Norwegian company, which delivers secure track and trace solutions to the pharmaceutical and consumer goods industry, since February 2007.  He is also a member of the Norwegian American Chamber of Commerce and the New York Angels, an independent consortium of individual accredited angel investors that provide equity capital for early-stage companies in the New York City area.  Mr. Hanstveit holds a B.A. in Business from the Norwegian School of Management and an M.B.A. from the University of Wisconsin, Madison.  The Board selected Mr. Hanstveit as a director because of his early investment in the Company, his years of experience as a portfolio manager and securities analyst, his detailed understanding of global financial markets, and his extensive knowledge of the Company, its products, and markets.

Fred Olav Johannessen has served as a member of the Board of Directors since August 1995.  Mr. Johannessen is the founder and owner of Nordiska Literary Agency, a Danish company that licenses theater productions and musicals in Scandinavia.  Mr. Johannessen has served on the Board of Directors of Thalia Teater AS, a private theater production company in Norway, since June 1985.  He has also been a member of the Board of Directors of Folin, a private European company that invests in literary agencies, since March 1999.  He joined the Board of Directors of SynchroNet Logistics Inc., a maritime technology service provider, in 2010.  Prior to his work in theater, Mr. Johannessen worked as a securities analyst and owned and managed several radio stations in Scandinavia.  Mr. Johannessen earned his M.S. in Finance from Colorado State University.  The Board selected Mr. Johannessen as a member because of his early investment in the Company, his prior experience as a securities analyst, his financial know-how, and his entrepreneurship.

Robert Yu Lang Mao was the CEO from 2008 to 2010 of 3Com Corporation, a developer of computer networking and security solutions, where he helped expand the company’s business in Europe, the Middle East, the Americas, Asia Pacific, and China.  3Com was acquired by Hewlett-Packard Company in 2010.  Prior to 3Com Corporation, he worked for Nortel Networks, a broad-based communications technology company, as CEO of the company’s Greater China operations from 1997 to 2006.  Before joining Nortel, he was regional president of the Greater China region for Alcatel-Lucent from 1995 to 1997.  He also held executive positions at Alcatel and ITT in Asia and the United States.  He served on the Board of Directors for 3Com Corporation from 2007 to 2010.  He is currently a board member of Taiwan-based Yulon-Nissan Motor Company, which is listed on the Taiwan Stock Exchange.  He serves as chairman of the Board of Directors of Ubee Interactive Corporation, a supplier of broadband access equipment and devices to multimedia and telecom service providers worldwide, and Pyroswift Holdings, Ltd., a supplier of high-intensity LED lighting modules and equipment.  Both Ubee and Pyroswift are private companies.  He holds a B.S. in Material Science and a M.S. in Metallurgical Engineering from Cornell University and a M.B.A. in Management from the Massachusetts Institute of Technology (MIT).  The Board selected Mr. Mao to serve as a director because of his prior executive experience helping equipment manufacturers expand into new product and geographic markets, his knowledge of the China market, and his strong strategic and analytic skills.

Marie-Elisabeth Paté-Cornell has served as a director of the Company since February 2009.  Dr. Paté-Cornell is a professor at Stanford University in the Department of Management Science and Engineering.  She served as this department’s chair from January 2000 until 2011.  She was a professor at Stanford’s Department of Industrial Engineering and Engineering Management from September 1991 to December 1999 and became chair of that department in September 1997, a position she held until December 1999.  She has been a member of the Board of Trustees of Aerospace Corporation since 2004 and of InQtel since 2006.  She was elected as a member of the board of Draper Laboratory at Massachusetts Institute of Technology in 2009.  Dr. Paté-Cornell is also a member of the National Academy of Engineering.  She received a B.S. in Mathematics and Physics from the University of Marseilles in France, a M.S. and Engineering Degree from the Institute Polytechnique in Grenoble, France, a M.S. in Operations Research from Stanford University, and a Ph.D. in Engineering-Economic Systems from Stanford University.  The Board selected Dr. Paté-Cornell as a member because of her leadership role at a major U.S. university, her academic background in management science and engineering, her work in public policy, and her specialized knowledge of risk analysis and management.

Dominique Trempont has served as a director of the Company since July 2008.  He also serves on the Board of Directors of the following companies, with a strategic focus on disruptive technologies, emerging markets, and Asia: Finisar (NASDAQ: FNSR), a leader in high-speed fiber optic communication systems; RealNetworks (NASDAQ: RNWK), a leader in on-line entertainment (video, music, SMS, ring tones, games); The Daily Mail and General Trust (London Stock Exchange DMGT.L), a global B2B and B2C media company focused on high-quality content and publishing applications; and on24, a late-stage private software-as-a-service company and leader in virtual events and webcasting.  He served as a director of 3Com Corporation from 2006 to 2010 and was chairman of that board’s audit committee.  Mr. Trempont spent the first 14 years of his career as a senior executive with Raychem Corporation, a leader in material science.  From 1993 through 1997, he served as chief financial officer and head of operations of Next Software.  After Next was acquired by Apple Computer Corporation, he served as chief executive officer of Gemplus Corp (now a part of Gemalto), a developer of smart-card solutions.  In 1999, he became the chief executive officer of Kanisa, Inc., a start-up company focused on natural language search and knowledge management software until its merger with Serviceware, now Knova, Inc. Mr. Trempont was CEO-in-Residence at Battery Ventures, a venture capital firm, from September 2003 to September 2005.  Mr. Trempont received a B.S. in Economics from College Saint Louis (Belgium), a B.S. in Business Administration and Computer Sciences from IAG (LSM) at the University of Louvain (Belgium), and an M.B.A. from INSEAD (France/Singapore).  The Board selected Mr. Trempont as a member after our initial public offering because of his prior board and audit committee experience with established public companies (including as chairman of the Audit Committee of 3Com), his financial expertise, and his operational experience at global and multi-cultural technology companies.

Alexander J. Buehler joined the Company in May 2011 as its chief financial officer.  Mr. Buehler is a highly analytical business executive with years of experience in general management and strategic planning as well as new product development, corporate development, operations, and manufacturing process optimization.  He spent the last seven years at Insituform Technologies, Inc., a global, publicly-traded (NASDAQ: INSU) company focused on the application of high-tech plastics to enhance water, mining, and oil & gas infrastructure.  While at Insituform, Mr. Buehler held several strategic, executive-level positions in the U.S and abroad, most recently as general manager for the European division.  Mr. Buehler has substantial experience in the global water industry and was critical in a number of acquisitions into the oil & gas market.  Mr. Buehler received a B.S. in Civil Engineering from the United States Military Academy at West Point and an M.B.A. in Finance from the Wharton School at the University of Pennsylvania.

Borja Sanchez-Blanco, formerly the Company’s executive vice president of sales, marketing, and business development currently serves as senior vice president of sales.  He joined the Company as vice president of our large projects sales group in December 2005.  Prior to joining the Company, he was a vice president of Veolia Water North America South LLC, a member of the Veolia Environment Group and managing director of its Caribbean operations.  From November 1997 to 2002, he was chief financial officer of the Latin American and Caribbean operations of U.S. Filter Corporation.  From November 1991 to November 1997, he was finance and administration manager of U.S. Filter’s Spanish subsidiary, known as Ionpure Technologies, S.A., prior to its acquisition by U.S. Filter in 1993.  He currently serves on the board of the European Desalination Society.  Mr. Blanco earned his degree in business administration and economics from Madrid University and a finance degree from Humberside Business School in the United Kingdom.

Deno G. Bokas is currently our vice president of finance and chief accounting officer.  He joined the Company in November 2008.  Prior to joining the Company, he served as an independent financial consultant, providing financial services largely to pharmaceutical and equipment device companies.  From July 2002 to July 2004, Mr. Bokas served as chief financial officer of the National Railroad Passenger Corporation.  From December 2004 to September 2006, Mr. Bokas served in an SEC reporting and accounting position at Xenogen Corporation, a publicly-traded scientific device and research company.  From October 2006 to November 2007, Mr. Bokas served as vice president and controller at Perlegen Sciences, a private genetics services company.  He was vice president of finance and corporate controller at Aradigm Corporation, a publicly-traded pharmaceutical company, from November 2007 to May 2008.  Mr. Bokas earned a M.S. from Walsh College and a B.A. from Eastern Michigan University.  He is also a Certified Public Accountant.

Nocair Bensalah joined the Company in January 2012 to manage manufacturing operations.  Nocair is responsible for all processes involved in the procurement and production of the Company’s products.  He has 15 years of experience in a variety of technical and operational leadership roles, including quality assurance, application engineering, new product development, project management, and operations.  Nocair is a 6-Sigma Black Belt, is well-versed in lean principles, and is an expert at identifying and exploiting process improvement opportunities in any business environment.  His global experience in automotive, power equipment manufacturing, infrastructure rehabilitation, and oil and gas industries was built through years of service with ABB Inc. (NYSE: ABB), global leader in power and automation technologies; most recently with Insituform Technologies Inc. (NASDAQ: INSU), a global leader in infrastructure protection; and with other public and private companies earlier in his career.  Nocair holds a B.S. in Mechanical Engineering from Temple University, a M.S. in Engineering Management from Western Michigan University, and an Executive M.B.A. from Washington University in St. Louis.

RELATED PERSON POLICIES AND TRANSACTIONS

Our Board’s Audit Committee charter provides that the Committee’s responsibilities include the review of all related-party transactions for potential conflicts of interest on an ongoing basis.  The NASDAQ listing rules require that the Company conduct an appropriate review of all related-person transactions (as defined in SEC rules) for potential conflict-of-interest situations on an ongoing basis by the Audit Committee or another independent body of the Board of Directors.

The Board’s Nominating and Corporate Governance Committee charter also provides that the Committee will review potential conflicts of interest.  The Company’s Code of Business Conduct also states a policy to the effect that each employee and non-employee director is expected to disclose potential conflicts of interest involving that individual or the individual’s family members to a supervisor, executive officer, or member of the Audit Committee as described in the code.

CODE OF BUSINESS CONDUCT AND ETHICS

The Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all directors, officers, and employees of the Company as required by the listing rules of the NASDAQ Global Market LLC.  Any amendments to, or waivers from, any provision of the Company’s Code of Business Conduct and Ethics will be posted on the Company’s website.  A copy of the Code of Business Conduct and Ethics is posted on the Company’s website at www.energyrecovery.com.

STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.  For stockholder proposals to be considered properly brought before an annual meeting, the stockholder must have given timely notice in writing to the Secretary of the Company.  To be timely for the 2013 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company between December 28, 2012 and January 27, 2013.  A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company that are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials.  Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and intended to be presented at the Company’s 2013 annual meeting of stockholders must be received by the Company no later than December 28, 2012 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers, and persons who own more than 10% of the Company’s common stock (collectively “Reporting Persons”) to file reports of ownership and changes in ownership of the Company’s common stock.  Reporting Persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.  Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, the Company believes that during the year ended December 31, 2011, all Reporting Persons complied with all Section 16(a) filing requirements applicable to them.

Other Matters

The Board of Directors knows of no other business that will be presented at the Annual Meeting.  If any other business is properly brought before the Annual Meeting, the Board intends that such business will be voted upon by the persons voting the proxies consistent with the judgment of such persons.

It is important that the proxies be returned promptly and that your shares be represented.  Stockholders are urged to mark, date, execute, and promptly return the accompanying proxy card in the enclosed envelope.

FORM 10-K ANNUAL REPORT

UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, ENERGY RECOVERY, INC., 1717 DOOLITTLE DRIVE, SAN LEANDRO, CALIFORNIA 94577, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED WITH THE FORM 10-K.

By Order of the Board of Directors,

Thomas S. Rooney, Jr. President and Chief Executive Officer

April 27, 2012
San Leandro, California

Appendix A

Energy Recovery, Inc.

Amended and Restated

2008 Equity Incentive Plan

(As Adopted April 23, 2012)

TABLE OF CONTENTS

Page
ARTICLE 1.	INTRODUCTION	1
ARTICLE 2.	ADMINISTRATION	1
2.1	Committee Composition	1
2.2	Committee Responsibilities	2
2.3	Delegation of Authority	2
ARTICLE 3.	SHARES AVAILABLE FOR GRANTS	2
3.1	Basic Limitation	2
3.2	Shares Returned to Reserve	2
3.3	Code Section 162(m) Limitations on Awards	3
ARTICLE 4.	ELIGIBILITY	3
4.1	Incentive Stock Options	3
4.2	Other Grants	3
4.3	Non-U.S. Participants	3
ARTICLE 5.	OPTIONS	4
5.1	Stock Option Agreement	4
5.2	Number of Shares	4
5.3	Exercise Price	4
5.4	Exercisability and Term	4
5.5	Modification or Assumption of Options	4
5.6	Buyout Provisions	4
ARTICLE 6.	PAYMENT FOR OPTION SHARES	5
6.1	General Rule	5
6.2	Surrender of Stock	5
6.3	Exercise/Sale	5
6.4	Other Forms of Payment	5
ARTICLE 7.	STOCK APPRECIATION RIGHTS	5
7.1	SAR Agreement	5
7.2	Number of Shares	5
7.3	Exercise Price	5
7.4	Exercisability and Term	5
7.5	Exercise of SARs	6
7.6	Modification or Assumption of SARs	6
ARTICLE 8.	RESTRICTED SHARES	6
8.1	Restricted Stock Agreement	6
8.2	Payment for Awards	6
8.3	Vesting Conditions	6
8.4	Voting and Dividend Rights	7

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ARTICLE 9.	STOCK UNITS	7
9.1	Stock Unit Agreement	7
9.2	Payment for Awards	7
9.3	Vesting Conditions	7
9.4	Voting and Dividend Rights	7
9.5	Form and Time of Settlement of Stock Units	7
9.6	Creditors’ Rights	8
ARTICLE 10.	PROTECTION AGAINST DILUTION	8
10.1	Adjustments	8
10.2	Dissolution or Liquidation	8
10.3	Reorganizations	9
10.4	Acceleration	10
ARTICLE 11.	LIMITATION ON RIGHTS	10
11.1	Retention Rights	10
11.2	Stockholders’ Rights	10
11.3	Regulatory Requirements	10
11.4	Section 409A	11
11.5	No Representations or Covenants with Respect to Tax Qualification	11
11.6	Transferability of Awards	11
ARTICLE 12.	WITHHOLDING TAXES	12
12.1	General	12
12.2	Share Withholding	12
ARTICLE 13.	FUTURE OF THE PLAN	12
13.1	Term of the Plan	12
13.2	Amendment or Termination	12
13.3	Stockholder Approval	12
ARTICLE 14.	DEFINITIONS	13

ii

Energy Recovery, Inc.
Amended and Restated
2008 Equity Incentive Plan

ARTICLE 1.	INTRODUCTION.

The Energy Recovery, Inc. 2008 Equity Incentive Plan was initially adopted by the Board to be effective immediately prior to the effectiveness of the Company’s initial public offering of the Common Stock, subject to the approval of the Company’s stockholders (the “Initial Plan”).  The Initial Plan was amended and restated in its entirety as the Energy Recovery, Inc. Amended and Restated 2008 Equity Incentive Plan (the “Plan”), to be effective upon approval of the Company’s stockholders, to incorporate corporate governance improvements, among other provisions.  The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership.  The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute ISOs or NSOs) or stock appreciation rights.

The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions).

ARTICLE 2.	ADMINISTRATION.

2.1           Committee Composition.

The Committee shall administer the Plan.  The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board.  In addition, each member of the Committee shall meet the following requirements:

(a)           Any listing standards prescribed by the principal securities market on which the Company’s equity securities are traded;

(b)           Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code;

(c)           Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(d)           Any other requirements imposed by applicable law, regulations or rules.

2.2           Committee Responsibilities.

The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan, (d) make all other decisions relating to the operation of the Plan and (e) carry out any other duties delegated to it by the Board.  The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan, including rules and procedures relating to the operation and administration of the Plan in order to accommodate the specific requirements of local laws and procedures, as further set forth under Section 4.3 below.  The Committee’s determinations under the Plan shall be final and binding on all persons.

2.3           Delegation of Authority.

The Board may also appoint a secondary committee of the Board, which shall be composed of the entire Board or of one or more directors of the Company who need not satisfy the requirements of Section 2.1.  Such secondary committee may administer the Plan with respect to Employees and Consultants who are not Outside Directors and are not considered executive officers of the Company under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards.  Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.  Further, to the extent permitted by applicable law, the Board may from time to time delegate to one or more officers of the Company the authority to grant or amend Awards to Employees and Consultants who are not Outside Directors and are not considered executive officers of the Company under section 16 of the Exchange Act.  For the avoidance of doubt, provided it meets the limitation in the preceding sentence, this delegation shall include the right to modify Awards as necessary to accommodate changes in the laws or regulations, including in jurisdictions outside the United States.  Any delegation hereunder shall be subject to the restrictions and limits that the Board specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee.  At all times, the delegatee appointed under this Section 2.3 shall serve in such capacity at the pleasure of the Board.

ARTICLE 3.	SHARES AVAILABLE FOR GRANTS.

3.1           Basic Limitation.

Common Stock issued pursuant to the Plan may be authorized but unissued shares or treasury shares.  The aggregate number of shares of Common Stock authorized for issuance or transfer under the Plan is 10,000,000 shares of Common Stock.  The number of shares of Common Stock that are subject to Awards outstanding at any time under the Plan shall not exceed the number of shares of Common Stock that then remain available for issuance under the Plan.  All Common Stock available under the Plan may be issued upon the exercise of ISOs.  The limitations of this Section 3.1 and Section 3.3 shall be subject to adjustment pursuant to Article 10.

3.2           Shares Returned to Reserve.

If Options, SARs or Stock Units under this Plan are forfeited or terminate for any other reason before being exercised or settled, then the Common Stock subject to such Options, SARs or Stock Units shall again become available for issuance under this Plan.  If Restricted Shares or Common Stock issued upon the exercise of Options under this Plan are reacquired by the Company pursuant to a forfeiture provision or for any other reason, then such Common Stock shall again become available for issuance under this Plan.  If Stock Units are settled, then only the number of shares of Common Stock (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 3.1 and the balance shall again become available for issuance under the Plan.  The following shares of Common Stock shall be counted against the maximum number of shares of Common Stock available for issuance pursuant to Section 3.1 hereof and shall not be returned to the Plan: (i) shares of Common Stock covered by an Award which are surrendered in payment of the Award exercise or purchase price or in satisfaction of tax withholding obligations incident to the exercise of an Award; (ii) shares of Common Stock that are not issued or delivered as a result of the net settlement of an outstanding SAR or Option; or (iii) shares of Common Stock that are repurchased on the open market with the proceeds of the exercise of an Option.

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3.3           Code Section 162(m) Limitations on Awards.

Subject to adjustment pursuant to Article 10, where it is intended to comply with Section 162(m) of the Code, no Employee shall be eligible to be granted in a single calendar year one or more Awards which in the aggregate cover more than 500,000 shares of Common Stock, except that in the calendar year in which an individual’s Service as an Employee first commences, such Employee shall be eligible to be granted one or more Awards which in the aggregate cover up to 800,000 shares of Common Stock.  To the extent required by Section 162(m) of the Code, in applying the foregoing limitation with respect to a Participant, if any Option, SAR, grant of Restricted Shares or Stock Units is canceled, the canceled Award shall continue to count against the maximum number of shares of Common Stock with respect to which an Award may be granted to an Employee.

ARTICLE 4.	ELIGIBILITY.

4.1           Incentive Stock Options.

Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs.  In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied.

4.2           Other Grants.

Only Employees, Outside Directors and Consultants shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs.

4.3           Non-U.S. Participants.

Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries outside the United States in which the Company and its Subsidiaries or Affiliates operate or have eligible Employees, Outside Directors or Consultants, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries and Affiliates shall be covered by the Plan; (ii) determine which eligible Employees, Outside Directors or Consultants outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to eligible Employees, Outside Directors or Consultants outside the United States to comply with applicable laws of jurisdictions outside of the United States; (iv) establish subplans and modify exercise procedures and other terms and procedures and rules, to the extent such actions may be necessary or advisable, including adoption of rules, procedures or subplans applicable to particular Subsidiaries or Affiliates or Participants residing in particular locations; provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 hereof; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals.  Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and subplans with provisions that limit or modify rights on death, disability or on termination of employment, available methods of exercise or settlement of an Award, payment of income, social insurance contributions and payroll taxes, the shifting of employer tax liability to the Participant, the withholding procedures, the conversion of local currency and handling of any stock certificates or other indicia of ownership which may vary with local requirements.  Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

3

ARTICLE 5.	OPTIONS.

5.1           Stock Option Agreement.

Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company.  Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The Stock Option Agreement shall specify whether the Option is an ISO or an NSO.  The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

5.2           Number of Shares.

Each Stock Option Agreement shall specify the number of shares of Common Stock subject to the Option and shall provide for the adjustment of such number in accordance with Article 10.

5.3           Exercise Price.

Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price shall in no event be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant.

5.4           Exercisability and Term.

Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable.  The Stock Option Agreement shall also specify the term of the Option; provided that the term shall in no event exceed ten years from the date of grant.  A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.

5.5           Modification or Assumption of Options.

Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options.  The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option, unless such modification is necessary or desirable to comply with applicable law, as determined by the Board.

5.6           Buyout Provisions.

Subject to Section 13.3, the Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

4

ARTICLE 6.	PAYMENT FOR OPTION SHARES.

6.1           General Rule.

The entire Exercise Price of Common Stock issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Stock is purchased, except that the Committee at its sole discretion may accept payment of the Exercise Price in any other form(s) described in this Article 6.  However, if the Optionee is an Outside Director or executive officer of the Company, he or she may pay the Exercise Price in a form other than cash or cash equivalents only to the extent permitted by section 13(k) of the Exchange Act.

6.2           Surrender of Stock.

With the Committee’s consent, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Stock that is already owned by the Optionee.  Such Common Stock shall be valued at its Fair Market Value on the date when the new Common Stock is purchased under the Plan.

6.3           Exercise/Sale.

With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Stock being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

6.4           Other Forms of Payment.

With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 7.	STOCK APPRECIATION RIGHTS.

7.1           SAR Agreement.

Each grant of a SAR under the Plan shall be evidenced by an SAR Agreement between the Optionee and the Company.  Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various SAR Agreements entered into under the Plan need not be identical.

7.2           Number of Shares.

Each SAR Agreement shall specify the number of shares of Common Stock to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 10.

7.3           Exercise Price.

Each SAR Agreement shall specify the Exercise Price; provided that the Exercise Price shall in no event be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant.

7.4           Exercisability and Term.

Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable.  The SAR Agreement shall also specify the term of the SAR; provided that the term shall in no event exceed ten years from the date of grant.  A SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.

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7.5           Exercise of SARs.

Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company consideration in the form of (a) Common Stock, (b) cash or (c) a combination of Common Stock and cash, as the Committee shall determine.  Each SAR Agreement shall specify the amount and/or Fair Market Value of the consideration that the Optionee will receive upon exercising the SAR; provided that the aggregate consideration shall not exceed the amount by which the fair market value (on the date of exercise) of the Common Stock subject to the SAR exceeds the Exercise Price of the SAR.  A SAR Agreement may also provide for an automatic exercise of the SAR subject to any applicable requirements.

7.6           Modification or Assumption of SARs.

Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs.  The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR, unless such modification is necessary or desirable to comply with applicable law, as determined by the Board.

ARTICLE 8.	RESTRICTED SHARES.

8.1           Restricted Stock Agreement.

Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company.  Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

8.2           Payment for Awards.

Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents and property.  If the Participant is an Outside Director or executive officer of the Company, he or she may pay for Restricted Shares with a promissory note only to the extent permitted by section 13(k) of the Exchange Act.  Within the limitations of the Plan, including, without limitation, Section 13.3, the Committee may accept the cancellation of outstanding options in return for the grant of Restricted Shares.

8.3           Vesting Conditions.

Each Award of Restricted Shares may or may not be subject to vesting.  Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement.  The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified period of one or more fiscal years equal or exceed a target determined in advance by the Committee.  The Committee shall determine such performance.  Such target shall be based on one or more of the criteria set forth in Appendix A or, for Awards not intended to comply with Section 162(m) of the Code, such other performance criteria determined by the Board.  The Committee shall identify such target not later than the 90th day of such period or prior to the expiry of 25% of the period, whichever date occurs earlier.  A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or other events.

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8.4           Voting and Dividend Rights.

The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders.  A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares.  Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

ARTICLE 9.	STOCK UNITS.

9.1           Stock Unit Agreement.

Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company.  Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.

9.2           Payment for Awards.

To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

9.3           Vesting Conditions.

Each Award of Stock Units may or may not be subject to vesting.  Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement.  The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified period of one or more fiscal years equal or exceed a target determined in advance by the Committee.  The Committee shall determine such performance.  Such target shall be based on one or more of the criteria set forth in Appendix A or, for Awards not intended to comply with Section 162(m) of the Code, such other performance criteria determined by the Board.  The Committee shall identify such target not later than the 90th day of such period or prior to the expiry of 25% of the period, whichever date occurs earlier.  A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or other events.

9.4           Voting and Dividend Rights.

The holders of Stock Units shall have no voting rights.  Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents.  Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one share of Common Stock while the Stock Unit is outstanding.  Dividend equivalents may be converted into additional Stock Units.  Settlement of dividend equivalents may be made in the form of cash, in the form of Common Stock, or in a combination of both.  Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

9.5           Form and Time of Settlement of Stock Units.

Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Stock or (c) any combination of both, as determined by the Committee.  The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors.  Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Stock over a series of trading days.  Vested Stock Units may be settled in a lump sum or in installments.  The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date.  Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 10.

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9.6           Creditors’ Rights.

A holder of Stock Units shall have no rights other than those of a general creditor of the Company.  Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

ARTICLE 10.	PROTECTION AGAINST DILUTION.

10.1           Adjustments.

In the event of a subdivision of the outstanding Common Stock, a declaration of a dividend payable in Common Stock or a combination or consolidation of the outstanding Common Stock (by reclassification or otherwise) into a lesser number of shares of Common Stock, corresponding adjustments shall automatically be made in each of the following:

(a)           The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Article 3, including the 10,000,000 share limitation set forth in Section 3.1;

(b)           The limitations set forth in Sections 3.3;

(c)           The number of shares of Common Stock covered by each outstanding Option and SAR;

(d)           The Exercise Price under each outstanding Option and SAR; or

(e)           The number of Stock Units included in any prior Award that has not yet been settled.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Stock in an amount that has a material effect on the price of Common Stock, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing.  Except as provided in this Article 10, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

10.2           Dissolution or Liquidation.

To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

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10.3           Reorganizations.

In the event that the Company is a party to a merger or consolidation, all outstanding Awards shall be subject to the agreement of merger or consolidation approved by the Board, provided that such agreement shall provide for one or more of the following:

(a)           The continuation of such outstanding Awards by the Company (if the Company is the surviving corporation).

(b)           The assumption of such outstanding Awards by the surviving corporation or its parent, provided that the assumption of Options or SARs shall comply with Section 424(a) of the Code if the Options are ISOs, and shall comply with Treasury Regulation Section 1.409A-1(b)(5)(v)(D) if the Options are NSOs.

(c)           The substitution by the surviving corporation or its parent of new awards for such outstanding Awards, provided that the substitution of Options or SARs shall comply with Section 424(a) of the Code if the Options are ISOs, and shall comply with Treasury Regulation Section 1.409A-1(b)(5)(v)(D) if the Options are NSOs.

(d)           The acceleration of the exercisability of 100% of the then unexercisable portion of such Options and SARs and acceleration of vesting of 100% of the then unvested portion of the Common Stock subject to such Options and SARs. The acceleration of exercisability of such Options and SARs and vesting of such Common Stock shall be contingent on the closing of such merger or consolidation.  The Optionee shall be able to exercise such Options and SARs during a period of not less than five full business days preceding the closing date of such merger or consolidation, unless (i) a shorter period is required to permit a timely closing of such merger or consolidation and (ii) such shorter period still offers the Optionees a reasonable opportunity to exercise such Options and SARs.  Any exercise of such Options and SARs during such period may be contingent on the closing of such merger or consolidation.

(e)           The cancellation of outstanding Options and SARs and a payment to the Optionees equal to the excess of (i) the fair market value of the Common Stock subject to such Options and SARs (whether or not such Options and SARs are then exercisable or such Common Stock are then vested) as of the closing date of such merger or consolidation over (ii) their Exercise Price.  Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a fair market value equal to the required amount.    Such payment may be subject to vesting based on the Optionee’s continuing Service, provided that the vesting schedule shall not be less favorable to the Optionee than the schedule under which such Options and SARs would have become exercisable or such Common Stock would have vested.  If the Exercise Price of the Common Stock subject to such Options and SARs exceeds the fair market value of such Common Stock, then such Options and SARs may be cancelled without making a payment to the Optionees.  For purposes of this Subsection (e), the fair market value of any security shall be determined without regard to any vesting conditions that may apply to such security.

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(f)           The cancellation of outstanding Stock Units and a payment to the Participants equal to the fair market value of the Common Stock subject to such Stock Units (whether or not such Stock Units are then vested) as of the closing date of such merger or consolidation.  Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a fair market value equal to the required amount.  Such payment may be subject to vesting based on the Participant’s continuing Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Stock Units would have vested.  For purposes of this Subsection (f), the fair market value of any security shall be determined without regard to any vesting conditions that may apply to such security.

10.4           Acceleration.

The Committee shall have the discretion, exercisable either at the time the Award is granted or at any time while the Award remains outstanding, to provide for the automatic acceleration of vesting upon the occurrence of a Change in Control, whether or not the Award is to be assumed or replaced in the Change in Control, or in connection with a termination of a Participant’s Service following a Change in Control.

ARTICLE 11.	LIMITATION ON RIGHTS.

11.1           Retention Rights.

.  Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant.  The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

11.2           Stockholders’ Rights.

A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Stock covered by his or her Award prior to the time when a stock certificate for such Common Stock is issued or, if applicable, the time when he or she becomes entitled to receive such Common Stock by filing any required notice of exercise and paying any required Exercise Price.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

11.3           Regulatory Requirements.

Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Stock under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required.  The Company reserves the right to restrict, in whole or in part, the delivery of Common Stock pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Stock, to its registration, qualification or listing or to an exemption from registration, qualification or listing (including any Non-U.S. requirements).

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11.4           Section 409A.

Except as provided in Section 11.5 hereof, to the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code.  To the extent applicable, the Plan and Award agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Plan effective date.  Notwithstanding any provision of the Plan to the contrary, in the event that, following the Plan effective date, the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Plan effective date), the Committee may adopt such amendments to the Plan and the applicable Award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

11.5           No Representations or Covenants with Respect to Tax Qualification.

Although the Company may endeavor to (1) qualify an Award for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States (e.g., incentive stock options under Section 422 of the Code or French-qualified stock options) or (2) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan, including Section 11.4 hereof, notwithstanding.  The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

11.6           Transferability of Awards.

No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Parent, Subsidiary or Affiliate.  Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the Committee.  The Committee, by express provision in the Award Agreement or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including, but not limited to, members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish.  Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.

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ARTICLE 12.	WITHHOLDING TAXES.

12.1           General.

To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan.  The Company shall not be required to issue any Common Stock or make any cash payment under the Plan until such obligations are satisfied.

12.2           Share Withholding.

To the extent that applicable law subjects a Participant to tax withholding obligations, the Company shall have the right to satisfy all or part of such obligations by withholding all or a portion of any Common Stock that otherwise would be issued to the Participant.  In addition, the Committee may permit such Participant to satisfy all or any part of such obligations by surrendering all or a portion of any Common Stock that he or she previously acquired.  Such Common Stock shall be valued at its fair market value on the date when it is withheld or surrendered.

ARTICLE 13.	FUTURE OF THE PLAN.

13.1           Term of the Plan.

The Plan, as set forth herein, shall become effective on the date that the Company’s stockholders approve the Plan.  The Plan shall remain in effect until the date when the Plan is terminated under Section 13.2.

13.2           Amendment or Termination.

The Board may, at any time and for any reason, amend or terminate the Plan.  No Awards shall be granted under the Plan after the termination thereof.  The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.  Notwithstanding anything in the foregoing, the Board shall have the right to unilaterally amend, modify or discontinue the Plan, or any provision of the Plan or any provision of an Award agreement and, in each case, without the consent of any Participant, provided such amendment, modification or discontinuance is necessary or desirable to comply with applicable law or as contemplated under Section 11.4, as determined by the Board.

13.3           Stockholder Approval.

An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company,

(a)           No Option or SAR may be amended to reduce the Exercise Price of such Option or SAR below the Fair Market Value of the shares of Common Stock as of the date the Option or SAR was granted and,

(b)           Except as permitted by Article 10, and at any time when the then-current fair market value of a share of Common Stock is less than the Fair Market Value of a Share on the date that an outstanding Option or SAR was granted, such outstanding Option or SAR may not be cancelled or surrendered in exchange for

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(i)           cash,

(ii)           an Option or SAR having an Exercise Price that is less than the Fair Market Value of a share of Common Stock on the date that the original Option or SAR was granted, or

(iii)           or any other Award.

ARTICLE 14.	DEFINITIONS.

14.1            “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

14.2           “Award” means any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

14.3           “Board” means the Company’s Board of Directors, as constituted from time to time.

14.4           “Change in Control” means:

(a)           The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

(b)           The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(c)           A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either:

(i)           Had been directors of the Company on the date 24 months prior to the date of such change in the composition of the Board (the “Original Directors”); or

(ii)           Were appointed to the Board, or nominated for election to the Board, with the affirmative votes of at least a majority of the aggregate of (A) the Original Directors who were in office at the time of their appointment or nomination and (B) the directors whose appointment or nomination was previously approved in a manner consistent with this Paragraph (ii); or

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(d)           Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities.  For purposes of this Subsection (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

14.5           “Code” means the Internal Revenue Code of 1986, as amended.

14.6           “Committee” means a committee of the Board, as described in Article 2.

14.7           “Common Stock” means one share of the common stock of the Company.

14.8           “Company” means Energy Recovery, Inc., a Delaware corporation.

14.9           “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor.

14.10           “Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

14.11           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

14.12           “Exercise Price,” in the case of an Option, means the amount for which one share of Common Stock may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.  “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the fair market value of one share of Common Stock in determining the amount payable upon exercise of such SAR.

14.13           “Fair Market Value” means, (a) if the Common Stock is traded on any established stock exchange, the closing price of a share as quoted on the principal exchange on which the Common Stock is listed, as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if the Common Stock is not traded on an exchange but are regularly quoted on a national market or other quotation system, the closing sales price on such date as quoted on such market or system, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (c) in the absence of an established market for the Common Stock of the type described in (a) or (b) of this Section 14.13, the fair market value established by the Committee acting in good faith.  Such determination shall be conclusive and binding on all persons.

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14.14            “ISO” means an incentive stock option described in section 422(b) of the Code.

14.15           “NSO” means a stock option not described in sections 422 or 423 of the Code.

14.16           “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Stock.

14.17           “Optionee” means an individual or estate who holds an Option or SAR.

14.18           “Outside Director” means a member of the Board who is not an Employee.

14.19           “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

14.20           “Participant” means an individual or estate who holds an Award.

14.21           “Plan” means this Energy Recovery, Inc. Amended and Restated 2008 Equity Incentive Plan, as amended from time to time.

14.22           “Restricted Share” means a share of Common Stock awarded under the Plan.

14.23           “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

14.24           “SAR” means a stock appreciation right granted under the Plan.

14.25           “SAR Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.

14.26           “Service” means service as an Employee, Outside Director or Consultant.

14.27           “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

14.28           “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Common Stock, as awarded under the Plan.

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14.29           “Stock Unit Agreement” means the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions and restrictions pertaining to such Stock Unit.

14.30           “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

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Appendix A

Performance Criteria for Restricted Shares and Stock Units

The performance goals that may be used by the Committee for such awards shall consist of: operating profits (including EBITDA), net profits, earnings per share, profit returns and margins, revenues, stockholder return and/or value, stock price and working capital.  Performance goals may be measured solely on a corporate, Subsidiary or business unit basis, or a combination thereof.  Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria.  Profit, earnings and revenues used for any performance goal measurement shall exclude: gains or losses on operating asset sales or dispositions; asset write-downs; litigation or claim judgments or settlements; accruals for historic environmental obligations; effect of changes in tax law or rate on deferred tax liabilities; accruals for reorganization and restructuring programs; uninsured catastrophic property losses; the cumulative effect of changes in accounting principles; and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial performance appearing in the Company's annual report to stockholders for the applicable year.

Energy Recovery, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, and 4.

1. Election of Class I Directors:

	For	Withhold
01 - Mr. Paul Cook	☐	☐
02 - Dr. Marie-Elisabeth Paté-Cornell	☐	☐
03 - Mr. Fred Olav Johannessen	☐	☐

+

	For	Against	Abstain
2. Ratify the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2012.	☐	☐	☐
3. Approval of the advisory resolution on executive compensation.	☐	☐	☐
4. Approval of the Amended and Restated 2008 Equity Incentive Plan and re-approval of the material terms related to performance-based compensation.	☐	☐	☐

5. IN THE DISCRETION OF THE PROXIES, ON ALL OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 1 3 8 0 3 4 2 +

01GR5D

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — ENERGY RECOVERY, INC.

Proxy Solicited by the Board of Directors of Energy Recovery, Inc. for Annual Meeting of Stockholders, Tuesday, June 5, 2012, 10:00 a.m. Pacific Daylight Time.

The undersigned hereby constitutes and appoints Thomas S. Rooney, Jr. and Alexander J. Buehler, the "Proxyholders" and each of them, jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on June 5, 2012, at 10:00 a.m. Pacific Daylight Time, or any adjournment thereof. The Annual Meeting will take place at the Company's headquarters, located at 1717 Doolittle Drive, San Leandro, CA 94577.

The undersigned grants authority to said proxies, or any of them, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the undersigned's name, place, or stead. The undersigned instructs said proxies, or either of them, to vote as stated on the reverse side.

ALL PROXIES SIGNED AND RETURNED WILL BE VOTED OR NOT VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, BUT THOSE WITH NO CHOICE WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR ON THE REVERSE SIDE AND "FOR" PROPOSALS 2, 3, AND 4. IN THEIR DISCRETION, THE PROXYHOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

NO POSTAGE IS REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES.

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